As filed with the U.S. Securities and Exchange Commission on June 25, 2007

Registration No. 333-131868

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TELEPLUS WORLD, CORP.
(Name of Registrant in Our Charter)
Nevada	1381	90-0045023
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Marius Silvasan
6101 Blue Lagoon Drive, Suite 450		6101 Blue Lagoon Drive, Suite 450
Miami, Florida 33126		Miami, Florida 33126
Telephone: (786) 594-3939		Telephone: (786) 594-3939
Executive Offices and Principal Place of Business)		(Name, address and telephone number

Copies to:

Clayton E. Parker, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095	Ronald S. Haligman, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as maybe necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated June 25, 2007

TELEPLUS WORLD, CORP.
269,277,029 Shares of Common Stock

This Prospectus relates to the sale of up to 269,277,029 shares of common stock of Teleplus World, Corp. (“Teleplus” or the “Company”) by certain persons who are stockholders of Teleplus, including Cornell Capital Partners, L.P. (“Cornell Capital Partners”). Please refer to “Selling Stockholders” beginning on page 14. From April 24, 2006, the date of the accompanying registration statement was declared effective by the Securities and Exchange Commission, through June 11, 2007, the selling shareholders have sold 24,230,481 shares of Teleplus’ common stock out of the 269,277,029 shares registered. Teleplus is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Teleplus did, however, receive proceeds from the sale of secured convertible debentures under the Securities Purchase Agreement, which was entered into on December 13, 2005 between Teleplus and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by Teleplus.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “TLPE.OB”. The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 11, 2007, the last reported sale price of our common stock was $0.03 per share. These prices will fluctuate based on the demand for the shares of our common stock.

These securities are speculative and involve a high degree of risk. Please refer to “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and maybe changed. Neither the Selling Stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ____ __, 2007.

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment in Teleplus.

Overview

Teleplus World, Corp. (the “Company”) is a provider of wireless and telecom products and services across North America. The Company’s wholly-owned subsidiaries include TelePlus Connect, Corp., a competitive local exchange carrier (“CLEC”), which provides landline, long distance and Internet services in Canada under the “Telizon”, “Freedom”, and “Avenue” brands and which has developed a niche market with municipal governments. In the United States, TelePlus operates two MVNOs, both also wholly-owned subsidiaries. Teleplus Wireless, Corp., which operates the “Liberty Wireless” brand and also operates the Company’s Hispanic brand Viva Liberty and Maximo Impact, Corp. under the “MX Mobile brand.

In September 2003, the Company formed a wholly-owned foreign subsidiary, Teleplus Retail Services, Inc. (“Retail”), a Canadian corporation formed under the laws of the province of Quebec. Retail, in October 2003, acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation (“3577996”) relating to 3577996’s TelePlus Consumer Services business.

Immediately following the Company’s acquisition of 3577996, in October 2003, Visioneer Holdings Group, Inc. (“Visioneer”) acquired control of the Company. Visioneer and 3577996 were controlled by the same shareholders.

The Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company on April 1, 2005; 1523813 Ontario Limited (Freedom Phone Lines), a Bell Canada reseller of landline and long distance services on April 15, 2005; Avenue Reconnect, Inc. a reseller of landline and long distance services and Internet service provider on June 1, 2005; and Telizon, Inc. and 1500536 Ontario, Inc. (One Bill, Inc.), a reseller of landline and long distance service and Internet service provider on July 15, 2005.

On January 13, 2006, Retail, filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations are no longer a segment of the Company’s business for the year ended December 31, 2006.

On December 29, 2005 the Company purchased certain assets of Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc., related to its Liberty Wireless business, including customer lists, the “Liberty Wireless” brand and SNI’s rights under certain agreements, the whole effective as of December 31, 2005. The purchased assets have been used and will continue to be used to sell pre-paid and post-paid wireless telecommunications services under the name “Liberty Wireless”.

On June 21, 2006, the Company purchased all the issued and outstanding shares of Maximo Impact, Inc. (“Maximo”), a Cleveland, Ohio based company, under certain agreements, the whole effective as of that date. Maximo specializes in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

In February, 2006, the Company completed its transition from retail operations to wireless and telecom services reselling.

On October 24, 2006, the Company changed its corporate name to TelePlus World, Corp.

About Us

Our principal executive offices are located at 6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126. Our telephone number is (786) 594-3939. Our website is located at www.teleplusworld.com.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Teleplus. Cornell Capital Partners intends to sell up to 269,250,000 shares of common stock, of which 235,000,000 are being registered under the secured convertible debentures, 33,000,000 are being registered under warrants and 1,250,000 shares of common stock which were issued to Cornell Capital Partners as a one-time commitment fee. From April 24, 2006, the date of the accompanying registration statement was declared effective by the Securities and Exchange Commission, through June 11, 2007, Cornell Capital Partners has converted $2,480,000 of convertible debentures into 29,897,148 shares of our common stock and exercised no warrants into shares of our common stock. From April 24, 2006 through June 11, 2007, Cornell Capital Partners has sold 24,230,481 shares of our common stock being offered under this Prospectus.

On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,225,000. Prior to entering into the Securities Purchase Agreement, we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,850,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,850,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principal amount being redeemed plus interest. The secured convertible debentures are convertible at the holder’s option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The secured convertible debentures are secured by substantially all our assets.

Common Stock Offered	269,277,027 shares by the selling stockholders

Offering Price	Market price

Common Stock Outstanding Before the Offering[1]	141,459,741 shares

Common Stock Outstanding After the Offering[2]	379,562,593 shares

Use of Proceeds
We did not receive proceeds from the sale of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement which will be used for business development, operating capital and infrastructure improvements. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”

Over-the-Counter Bulletin Board Symbol	TLPE.OB

(1)	Based on the shares of common stock outstanding as of June 11, 2007.

(2)
Assumes that 268,000,000 shares, which are offered under this Prospectus pursuant to the conversion of convertible debentures and the exercise of warrants, are converted and exercised from April 24, 2006 through June 11, 2007, 29,877,148 shares of common stock have been converted under the convertible debentures.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

TELEPLUS WORLD, CORP.

STATEMENT OF OPERATIONS:	IN US$		IN US$
	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
		(Restated)		(Restated)
OPERATING REVENUES
Revenues	$5,370,229	$6,797,553	$24,670,346	$8,092,689

OPERATING COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization)	3,662,710	4,127,263	15,551,125	5,409,703
Payroll, professional fees and related expenses	1,042,820	1,016,289	4,247,600	1,630,230
Advertising and marketing expenses	73,569	216,564	872,529	326,926
Office rent and expenses	81,648	69,443	299,545	107,206
Other general and administrative expenses	629,971	692,079	3,231,484	548,212
Depreciation and amortization	239,140	254,402	990,286	452,417
Total Operating Expenses	5,729,858	6,376,040	25,192,569	8,474,694

OPERATING INCOME (LOSS)	(359,629)	421,513	(522,223)	(382,005)

OTHER INCOME (EXPENSE)
Amortization of deferred finance fees	(99,149)	(71,412)	(342,108)	(170,213)
Warrant Expense	-	(182,418)	(182,419)	-
Amortization of debt discount	(822,194)	(550,166)	(2,747,485)	(180,366)
Interest expense	(644,657)	(234,490)	(2,164,292)	(483,612)
Gain (loss) on derivative liability	(352,744)	(2,059,193)	3,527,249	(1,309,113)
Total Other Income (Expense)	(1,918,744)	(3,097,679)	(1,909,055)	(2,143,304)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,278,373)	(2,676,166)	(2,431,278)	(2,525,309)
Provision for Income Taxes	-	-	-	-

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,278,373)	(2,676,166)	(2,431,278)	(2,525,309)
Net loss from discontinued operations	0	(161,351)	(267,496)	(2,294,833)

NET INCOME (LOSS)	$(2,278,373)	$(2,837,517)	$(2,698,774)	$(4,820,142)

NET INCOME (LOSS) PER BASIC SHARES
From continuing operations	$(0.02)	$(0.03)	$(0.03)	$(0.03)
From discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.03)
	$(0.02)	$(0.03)	$(0.03)	$(0.06)

NET INCOME (LOSS) PER DILUTED SHARES
From continuing operations	$(0.02)	$(0.03)	$(0.03)	$(0.03)
From discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.03)
	$(0.02)	$(0.03)	$(0.03)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	126,007,958	86,403,786	98,452,457	78,871,864

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	315,917,607	166,884,241	296,848,568	162,648,969

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(2,278,373)	$(2,837,517)	$(2,698,774)	$(4,820,142)
Other comprehensive income (loss)
Currency translation adjustments	85,425	(11,097)	164,564	(89,014)
Comprehensive income (loss)	$(2,192,948)	$(2,848,614)	$(2,534,210)	$(4,909,156)

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

TELEPLUS WORLD, CORP.

BALANCE SHEET DATA:	IN US$	IN US$
	March 31,	December 31,
	2007	2006	2005
			(Restated)

ASSETS

Current Assets:
Cash and cash equivalents	$1,082,470	$1,145,393	$2,604,915
Accounts receivable, net - trade	1,089,779	1,238,353	1,389,698
Other accounts receivable	326,183	222,772	156,029
Income taxes receivable	-	-	31,130
Inventory	101,424	121,255	-
Prepaid expenses and other current assets	395,792	435,471	118,016
Assets held from discontinued operations	1,909	1,633	1,075,367

Total Current Assets	2,997,557	3,164,877	5,375,155

Fixed assets, net of depreciation	727,304	761,379	843,635

Other Assets:
Intangible assets, net	6,590,164	6,721,011	7,435,564
Goodwill	9,756,002	9,721,975	9,358,127
Deferred financing fees, net of amortization	766,682	894,348	825,732
Deferred connection charges, net of amortization	184,443	171,662	81,295
Deferred income taxes	35,816	35,493	35,506

Total Other Assets	17,333,108	17,544,489	17,736,224

TOTAL ASSETS	$21,057,969	$21,470,745	$23,955,014
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$5,828,237	$5,160,127	$1,955,797
Current portion of accrued acquisition obligations	2,773,116	3,040,297	5,243,758
Current portion of convertible debentures, net of discount	842,534	72,033	-
Unearned revenue	771,660	796,991	1,265,479
Derivative liability	7,884,744	7,807,739	9,088,287
Other Loans Payable	40,000	-	-
Liabilities held from discontinued operations	34,889	69,456	1,043,344

Total Current Liabilities	18,175,180	16,946,643	18,596,665

Long-term Liabilities:
Convertible debentures, net of discount	3,701,435	3,812,858	1,626,192
Accrued acquisition obligations, net of current portion	2,142,051	2,302,703	6,213,720

Total Long-term Liabilities	5,843,486	6,115,561	7,839,912
Total Liabilities	24,018,665	23,062,204	26,436,577

BALANCE SHEET DATA (continued):	IN US$	IN US$
	March 31,	December 31,
	2007	2006	2005
			(Restated)
SHAREHOLDERS' EQUITY (DEFICIT)
Class A Preferred stock, $0.001 Par Value; 10,000,000 shares authorized and 0 and 2,000,000 shares issued and outstanding	-	-	2,000
Common stock, $0.001 Par Value; 600,000,000 shares authorized
and 132,090,557, 122,782,419 and 86,404,786 shares issued and outstanding	132,091	122,782	86,404
Additional paid-in capital	8,302,228	7,487,827	4,097,891
Accumulated deficit	(11,556,418)	(9,278,046)	(6,579,272)
Accumulated other comprehensive income (loss)	161,402	75,978	(88,586)

Total Shareholders' Equity (Deficit)	(2,960,697)	(1,591,459)	(2,481,563)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$21,057,969	$21,470,745	$23,955,014

RISK FACTORS

We Have Lost Money Historically Which Means That We May Not Be Able to Maintain Profitability

From 2003 up through March 31, 2007, we have not been profitable and have lost money on both a cash and overall basis, however, were profitable on an operational basis in 2006. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate maybe severely impacted.

We Are Subject To A Working Capital Deficit

As of March 31, 2007 and December 31, 2006, we had a working capital deficit of $15,177,623, $13,781,766, respectively, and should we be unable to increase our current assets to satisfy our current liabilities, our operations could be at risk.

Current assets are assets that are expected to be converted to cash within one year and, therefore, maybe used to pay current liabilities as they become due. Our working capital deficiency means that our current assets as of March 31, 2007 and December 31, 2006 were not sufficient to satisfy all of our current liabilities as of that respective date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficiency, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets

Our obligations under the secured convertible debentures, issued to Cornell are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell could foreclose its security interest and liquidate all of our assets. This would cease operations.

Our Common Stock May be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders’ Ability To Sell Shares of Our Common Stock

There has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders’ ability to sell shares of our common stock.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of key executives, including Marius Silvasan, our Chief Executive Officer, and Cris M. Neely, our Chief Financial Officer . The loss of the services of any of the foregoing persons could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of the foregoing persons. We also have other key employees who manage our operations and if were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff. In light of the fact  that the Company has moved its headquarters from Montreal, Quebec to Miami, Florida, all key management positions have been transferred to Miami.

We Are Subject To Price Volatility Due To Our Operations Materially Fluctuating

As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result the quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control.

Factors that may cause our quarterly results to fluctuate include, among others:

•	Our ability to retain existing clients and customers;

•	Our ability to attract new clients and customers at a steady rate;

•	Our ability to maintain customer satisfaction;

•	The extent to which our products gain market acceptance;

•	The timing and size of client and customer purchases;

•	Introductions of products and services by competitors;

•	Price competition in the markets in which we compete;

•	Our ability to attract, train, and retain skilled management;

•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

•	General economic conditions and economic conditions specific to wireless and portable communication device industry.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than the Company. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with well established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and businesses than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

Our Limited Operating History In Our Industry Makes It Difficult To Forecast Our Future Results

As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we maybe unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

If We Do Not Successfully Establish Strong Brand Identity In The Markets We Are Currently Serving, We May Be Unable To Achieve Widespread Acceptance Of Our Products

We believe that establishing and strengthening our products is critical to achieving widespread acceptance of our future products and to establish key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we maybe unable to attract new customers and compete effectively.

We Are Currently Involved in Legal Proceedings

As more fully described in the Legal Proceedings section contained in this Prospectus, the Company is involved in various legal proceedings which may materially affect the cash flows or results of its operations should there be unfavorable resolutions.

Future Acquisitions May Disrupt Our Business And Deplete Our Financial Resources

Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products, and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may:

•	Issue stock that would dilute our current shareholders’ percentage ownership;

•	Incur debt;

•	Assume liabilities;

•	Incur impairment charges related to goodwill and other intangible assets we acquire; or

•	Incur large and immediate write-offs.

The use of debt to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what maybe currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

•	Our operation of any acquired business will also involve numerous risks, including:

•	Integration of the operations of the acquired business and its technologies or products;

•	Unanticipated costs;

•	Diversion of management’s attention from our core business;

•	Adverse effects on existing business relationships with suppliers and customers;

•	Risks associated with entering markets in which we have limited prior experience; and

•	Potential loss of key employees, particularly those of the purchased companies.

If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected

Our business is directly impacted by changes in the wireless communications industry. The wireless communications products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market of our products, accelerate the obsolescence of our inventory and necessitate changes to our product line. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers, and our ability to manage and maximize our product inventory and minimize our inventory of older and obsolete products. We also believe that our future success will depend upon how successfully our wireless carrier service providers and product vendors are able to respond to the rapidly changing technologies and products. New wireless communications technology, including personal communication services and voice communication over the internet may reduce demand for the wireless communication devices and services we currently are able to offer through our wireless carrier service providers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of our operations.

We Rely In Large Part On One Wireless Telecommunications Carrier With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To This Carrier And The Abilities Of Our Wireless Telecommunications Carrier

We depend on our wireless telecommunications carrier and product manufacturers to provide our customers with wireless services and communication devices. Currently our wireless products and services accounts are dependent upon arrangements with Sprint Spectrum L.P. After an initial three-year term, such arrangement maybe renewed for additional one-year terms, unless either party elects not to renew by providing 120 days prior written notice. Failure to maintain continuous relationships with this and other wireless communications with this and other wireless communication carriers and product manufactures would materially and aversely affect our business, including possibly requiring us to significantly curtail or cease our operations. Additionally, wireless telecommunications carriers may sometimes experience equipment failures and service interruptions, which could, if frequent, adversely affect customer confidence, our business operations and our reputation.

We Rely In Large Part On One Telecom Service Provider With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To This Provider And The Abilities Of Our Provider

We depend on one provider to provide our customers with telecom services. Currently, our telecom service accounts are dependent upon arrangements with Bell Canada. Our long distance contract expires in 2007 and our line contract expires in 2008. Each agreement maybe renewed for additional terms of at least two-years, unless either party elects not to renew by providing 30 days prior written notice. Failure to maintain continuous relationships with this and other telecom providers would materially and adversely affect our business, including possibly requiring us to significantly curtail or cease our operations.

Price Erosion

We are faced with high price elasticity resulting in the erosion of its margin on certain products. Price wars oftentimes occur in the industry which have a negative impact on profit margins. If we engage in a price war with respect to our products, our revenues and profit margins could be adversely affected and we could be forced to curtail or cease our business operations.

RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 141,459,741 shares of common stock outstanding as of June 11, 2007, 137,017,289 shares are, or will be, freely tradable without restriction, unless held by our “affiliates”. The remaining 4,442,452 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market 269,227,027 shares of common stock being registered in this offering. That means that up to 269,227,027 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. From April 24, 2006, the date of the accompanying registration statement was declared effective by the Securities and Exchange Commission, through June 11, 2007, the selling shareholders have sold 24,230,481 shares of Teleplus’ common stock out of the 269,227,027 shares registered. On April 24, 2006, the last reported sale of our common stock was $0.28 per share and on June 11, 2007, the last reported sale price of our common stock was $0.03 per share.

The Sale Of Our Stock Under The Secured Convertible Debenture Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of financing based on floating-rate convertible debentures and has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock. Such an event could place further downward pressure on the price of common stock. Even if we use the proceeds from the issuance of the convertible debentures to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market of our stock, the price will likely decline.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

•	with a price of less than $5.00 per share;

•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

•
in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders’ Ability To Sell Shares Of Our Common Stock

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders’ ability to sell shares of our common stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Teleplus. A description of each selling shareholder’s relationship to Teleplus and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (1)		Shares to be Acquired Under the Securities Purchase Agreement		Shares to be Sold in the Offering		Percentage of Shares Beneficially Owned After Offering (1)
Cornell Capital Partners, L.P.	7,350,000	(2)	4.99	%(2)	268,000,000	(3)	269,250,000	(3)	0%
Newbridge Securities Corporation	0	(4)	0%		0		27,027	(4)	0%
Total	7,350,000	(2)			268,000,000		269,277,027		0%

(1)
Applicable percentage of ownership is based on 141,459,741 shares of common stock outstanding as of June 11, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 11, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
Please note that the terms of the convertible debentures held by Cornell Capital Partners provide that in no event shall the holder be entitled to convert the convertible debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by such holder and its affiliates to exceed 4.99% of the outstanding shares of Teleplus following such conversion. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering 235,000,000 shares to cover such conversions for the convertible debenture holders.

(3)
Includes 235,000,000 shares of common stock underlying convertible debentures, 33,000,000 shares underlying warrants and 1,250,000 shares of common stock previously issued as a commitment fee. From April 24, 2006, the date the accompanying registration statement was declared effective by the Securities and Exchange Commission, through June 11, 2007, this selling shareholder has sold 24,230,481 shares of our common stock registered in the accompanying registration statement.

(4)
Represents 27,027 shares issued in connection with a Placement Agent Agreement, dated July 15, 2005. From April 24, 2006, the date of the accompanying registration statement was declared effective by the Securities and Exchange Commission, through June 11, 2007, this selling shareholder has sold 27,027 shares of our common stock registered in the accompanying registration statement.

The following information contains a description of each selling shareholder’s relationship to Teleplus and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Teleplus, except as follows:

Shares Acquired In Financing Transactions With Teleplus

Cornell Capital Partners. Cornell Capital Partners is a holder of secured convertible debentures. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Teleplus. Those transactions are explained below:

On December 13, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,225,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,850,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,850,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest. The secured convertible debentures have a 36-month term and accrue annual interest of 10%. The secured convertible debentures may be redeemed by us at any time, in whole or in part. We will pay a redemption premium of 10% of the amount redeemed in addition to the principal amount being redeemed plus interest. The secured convertible debentures are convertible at the holder’s option at a conversion price equal to the lesser of (i) an amount equal to $0.275 or (ii) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

The secured convertible debentures held by Cornell Capital Partners provide that in no event shall Cornell Capital Partners be allowed to convert the secured convertible debentures for a number of shares which, upon giving effect to such conversion would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of our total outstanding stock following such conversion.

There are certain risks related to sales by Cornell Capital Partners, including:

•
The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

On July 28, 2006, the Company entered into that certain Securities Purchase Agreement with Cornell Capital Partners pursuant to which the Company issued to Cornell Capital Partners $3,000,000 in secured convertible debentures dated as of July 28, 2006. The debentures were fully funded on July 28, 2006, are convertible, in whole or in part, at any time from time to time before maturity at the option of the holder at the lesser of (a) $0.20 or (b) 90% of the lowest volume weighted average price of common stock for thirty trading days immediately preceding the conversion date. Beginning on August 1, 2007, and continuing on the first trading day of each calendar month thereafter, the Company shall make mandatory redemptions (“Mandatory Redemption”) consisting of outstanding principal. The principal amount of each Mandatory Redemption shall be equal to $100,000 per calendar month, until all amounts owed under the debentures have been paid in full. These payments will be made in cash. The Company has the option to redeem a portion or all of the amounts outstanding under the debentures prior to the maturity date of the debentures. The debentures have a term of three years, piggy-back registration rights and accrue interest at a rate equal to ten percent (10%) per year. The debentures are secured by certain pledged assets of the Company.

Other Selling Stockholders

Newbridge Securities Corporation. On July 15, 2005, we entered into a Placement Agent Agreement Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 27,027 restricted shares of common stock equal to approximately $10,000 based on our stock price on the date of issuance.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Teleplus so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds from the sale of secured convertible debentures to Cornell Capital Partners under the Securities Purchase Agreement, dated December 13, 2005, whereby we agreed to amend and restate the secured convertible debentures we previously issued to Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners agreed to issue to us secured convertible debentures in the principal amount of $9,225,000. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $5,850,000 which was funded on July 15, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners provided us an additional $3,375,000 in secured convertible debentures on December 13, 2005. The $5,850,000 in secured convertible debentures and the additional $3,375,000 in secured convertible debentures were consolidated into new secured convertible debentures along with the accrued and unpaid interest.

For illustrative purposes only, we have set forth below our intended use of proceeds for the net proceeds we received from the issuance of secured convertible debentures to Cornell Capital Partners. The table assumes estimated offering expenses of $85,000.

Gross proceeds	$9,000,000

Net proceeds	$7,128,888

No. of shares issuable under the secured convertible debentures	235,000,000

USE OF PROCEEDS:	AMOUNT

General corporate working capital	$1,128,888
Acquisition	$6,000,000
Total	7,128,888

DILUTION

The net tangible book value of Teleplus as of March 31, 2007 was a deficit of $13,275,721 or $(0.1005) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Teleplus (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Teleplus, our net tangible book value will be unaffected by this offering.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of Teleplus’ common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Teleplus’ shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Teleplus’ shares of common stock are quoted. Any transferees and pledges will be identified by a post-effective amendment to the accompanying registration statement. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by a selling stockholder or by agreement between a selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Teleplus’ common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The estimated offering expenses consist of: a SEC registration fee of $10,775, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $6,725. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Teleplus’ while such selling stockholder is distributing shares covered by this Prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

In this Section, the Company will discuss the following: (i) results of operations and financial condition for the years ended December 31, 2006 versus December 31, 2005 and for the quarters ended March 31, 2007 versus March 31, 2006; (ii) liquidity and capital resources; (iii) a discussion of the Company’s risk factors; and (iv) the Company’s critical accounting policies.

Critical Accounting Policies

Critical accounting polices include the areas where we have made what we consider to be particularly subjective or complex judgments in making estimates and where these estimates can significantly impact our financial results under different assumptions and conditions.

We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimate, judgments and assumptions affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the periods presented. Actual results could be different than those estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operations

The Company has followed Statement of Financial Accounting Standard No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, the Company recognized as discontinued operations the results from the retail division that has been abandoned. The Company has also written down the assets relating to the retail division to their respective fair values.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Revenue Recognition

The Company recognizes revenue through the resale of residential and commercial telephone lines. The resale of long distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and recorded as unearned revenue and recognized upon the customer receiving the service.

The Company’s revenue is also generated from the sale of wireless, telephony products and accessories to end-users. The Company recognizes this revenue when the criteria for Staff Accounting Bulletin 101 (and as clarified in Staff Accounting Bulletin 104) is achieved. The criteria are as follows: when persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectibility is probable.

The Company’s suppliers generally warrant the products distributed by the Company and allow returns of defective products, including those that have been returned to the Company by its customers. The Company does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The criteria for allowance provision are determined based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If the Company’s actual collections experience changes, revisions to the allowance may be required.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Currency Translation

The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company’s reporting currency is that of the US dollar while its functional currency is that of the Canadian dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss).

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Earnings (Loss) Per Share of Common Stock

Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents will not be included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the first interim period after December 15, 2005. The Company adopted these provisions on January 1, 2006 and the adoption of this pronouncement did not have a material effect on the consolidated financial statements of the Company.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company’s weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 149 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

Results of Operations and Financial Condition

Three Months Ended March 31, 2007 versus March 31, 2006

Total Operating Revenues

The Company generated $5,370,229 of revenues for the three months ended March 31, 2007 as compared to $6,797,553 for the three months ended March 31, 2006, a decrease of $1,427,324 or (21%) of the first quarter of 2006. The decrease in revenue for the quarter ending March 31, 2007 compared to the March 31, 2006 quarter end reflects the initial loss of wireless customers post acquisition of Liberty Wireless and prior to the full integration of that business.

Total Operating Costs and Expenses

Total operating costs and expenses for the three months ended March 31, 2007 were $5,729,858 as compared to $6,376,040 for the three months ended March 31, 2006. This represented a decrease of $646,182 or 10%. Of these amounts, $3,662,710 (68% of revenues) and $4,127,263 (61% of revenues), respectively comprised of costs of services. The other operating costs and expenses includes payroll, professional fees and related expenses of $1,042,820 and $1,016,289, advertising and marketing expenses of $73,569 and $216,564 and other general and administrative expenses of $629,971 and $692,079 is comparable from 2007 to 2006.

Depreciation and amortization expenses include depreciation on the Company’s fixed assets, amortization on the Company’s intangible assets, not including goodwill, and amortization of the Company’s deferred connection charges. The Company determines the fair value of the undiscounted cash flows annually, and sooner if circumstances change and determination is required, to value any impairment on its goodwill, intangible assets and long-lived assets. As of March 31, 2007, the Company has determined that there is no impairment charge. The intangible assets, not including goodwill are currently being amortized over estimated lives ranging from 2 to 20 years.

Other Income (Expense)

Included in other income (expense) is amortization on the deferred financing fees paid to Cornell Capital Partners, LP in association with the Securities Purchase Agreement and Secured Convertible Debenture entered into with Cornell on December 13, 2005 and July 28, 2006. The amortization charge for the three months ended March 31, 2007 and 2006 was $99,149 and $71,412, respectively. The Company incurred no warrant expense in the first quarter of 2007 as compared to $182,418 for the first quarter of 2006. The Company also recognized amortization on the debt discount on the convertible debenture of $822,194 and $550,166 for the three months ended March 31, 2007 and 2006 based on the Effective Interest Method calculation, and recognized a (loss) on the valuation of its derivative liability of ($352,744) and ($2,059,193) respectively.

Interest expense was $644,657 compared to $234,490 for the three months ended March 31, 2007 and 2006, respectively. The interest expense is primarily due to the convertible debentures.

Net Income (Loss) from Continuing Operations

The Company reported net income (loss) from continuing operations of ($2,278,373), or $(0.02) per share on a basic and diluted basis for the three months ended March 31, 2007 versus ($2,676,166), or $(0.03) per share on a basic and diluted basis for three months ended March 31, 2006. The decrease is primarily attributable to the Company’s derivative charges related to its Cornell Capital financing offset by a decrease in revenues for three months ended March 31, 2007 versus 2006.

Provision for Income Taxes

There was no provision for income taxes for the three months ended March 31, 2007 and 2006 respectively. There was no provision due to the carryforward of approximately $6,500,000 of net operating losses as of March 31, 2007, that the Company has reserved in valuation allowances against this deferred tax asset.

Years Ended December 31, 2006 versus December 31, 2005

Total Operating Revenues

The Company generated $24,670,346 of revenues for the year ended December 31, 2006 as compared to $8,092,689 for the year ended December 31, 2005, an increase of $16,577,657. The increase was attributable to the acquisitions made by the Company as well as entering into higher profitability services such as wireless services.

Total Operating Costs and Expenses

Total operating costs and expenses for the year ended December 31, 2006 were $25,192,569 as compared to $8,474,694 for the year ended December 31, 2005. This represented an increase of $16,717,875 or 1,972%. The increase was attributable to the acquisitions made by the Company since June 30, 2005. Of these amounts, $15,551,125 (63% of revenues) and $5,409,703 (64% of revenues), respectively comprised of costs of services, which increased primarily due to higher profit margins in the Company’s acquired companies than historically reflected in Teleplus’ business. The other operating costs and expenses includes payroll, professional fees and related expenses of $4,247,600 and $1,630,230, advertising and marketing expenses of $872,529 and $326,926, and other general and administrative expenses of $3,231,484 and $548,212 which as a percentage of sales, is comparable from 2006 to 2005.

Depreciation and amortization expenses include depreciation on the Company’s fixed assets, amortization on the Company’s intangible assets, not including goodwill, and amortization of the Company’s deferred connection charges. The Company determines the fair value of the undiscounted cash flows annually, and sooner if circumstances change and determination is required, to value any impairment on its goodwill, intangible assets and long-lived assets. As of December 31, 2006 and 2005, the Company has determined that there is no impairment charge. The intangible assets, not including goodwill are currently being amortized over estimated lives ranging from 2 to 20 years.

Other Income (Expense)

Included in other income (expense) is amortization on the deferred financing fees paid to Cornell Capital Partners, LP in association with the Securities Purchase Agreement and Secured Convertible Debenture entered into with Cornell on December 13, 2005 and July 28, 2006. The amortization charge for the years ended December 31, 2006 and 2005 was $342,108 and $170,213, respectively. The Company incurred a warrant expense of $182,419 in connection with the raising of capital in 2006. The Company also recognized amortization on the debt discount on the convertible debenture of $2,747,485 and $180,366 for the years ended December 31, 2006 and 2005 based on the Effective Interest Method calculation, and recognized a gain (loss)on the valuation of its derivative liability of $3,527,249 and ($1,309,113,) respectively.

Interest expense was $2,164,292 compared to $483,612 for the years ended December 31, 2006 and 2005, respectively. The interest expense is primarily due to the convertible debentures.

Net Income (Loss) from Continuing Operations

The Company reported net income (loss) from continuing operations of $(2,431,278), or $(0.03) per share on a basic and diluted basis for the year ended December 31, 2006 versus $(2,525,309), or $(0.03) per share on a basic and diluted basis for the year ended December 31, 2005. The decrease is attributable to the Company’s charges related to their Cornell Capital financing for the year ended December 31, 2006 versus 2005. The operating income (loss) lines in the consolidated statements of operations is believed by management to be the true indicator of the Company’s performance during the period.

Provision for Income Taxes

There was no provision for income taxes for the years ended December 31, 2006 and 2005, respectively, There was no provision due to the carryforward of approximately $6,000,000 of net operating losses as of December 31, 2006, that the Company has reserved in valuation allowances against this deferred tax asset.

Liquidity and Capital Resources

During the three months ended March 31, 2007, the balance in cash and cash equivalents decreased by $28,722 versus $655,174 for the three months ended March 31, 2006. During the year ended December 31, 2006, the balance in cash and cash equivalents decreased by $1,145,355 compared to an increase of $2,316,291 for the year ended December 31, 2005 from continuing operations.

As of March 31, 2007, the Company had $2,997,557 in current assets primarily consisting of $1,082,470 in cash and cash equivalents, $1,089,779 in accounts receivable - trade, $326,183 in other accounts receivable and $395,792 in prepaid expenses and other current assets. As of December 31, 2006, the Company had $3,164,877 in current assets primarily consisting of $1,145,393 in cash and cash equivalents, $1,238,353 in accounts receivable - trade, $222,772 in other accounts receivable and $ 435,471 in prepaid expenses and other current assets.

As of March 31, 2007, the Company had $18,175,180 in current liabilities primarily consisting of $2,773,116 in the current portion of accrued acquisition obligations, $5,828,237 in accounts payable and accrued expenses, and $7,884,744 of derivative liabilities resulting from the Securities Purchase Agreement and Secured Convertible Debenture entered into on December 13, 2005 and July 28, 2006. The derivative liability is being converted to equity upon conversion by Cornell to the Company’s common stock. The balance is adjusted based on market adjustments to fair value on a quarterly basis.

As a result, the Company as of March 31, 2007 has a working capital deficiency of $15,177,623. On July 28, 2006, the Company entered into another Securities Purchase Agreement with Cornell Capital pursuant to which the Company issued to Cornell $3,000,000 in secured convertible debentures. The $3,000,000 was utilized to pay certain obligations of the Company with respect to its accrued acquisition obligations. The Company could generate additional funds through the warrants granted to Cornell, however, with the stock price below exercise price levels, the Company cannot rely on these proceeds at this time to cure their working capital deficiency.

As of December 31, 2006, the Company had $16,946,643 in current liabilities primarily consisting of $3,040,297 in the current portion of acquired acquisition obligations, $5,160,127 in accounts payable and accrued expenses, and $7,807,739 of derivative liabilities resulting from the Securities Purchase Agreement and Secured Convertible Debenture entered into on December 13, 2005 and July 28, 2006. The derivative liability is being converted to equity upon conversion by Cornell to the Company’s common stock. The balance is adjusted based on market adjustments to fair value on a quarterly basis.

As a result, the Company as of December 31, 2006 has a working capital deficiency of $13,781,767. On July 28, 2006, the Company entered into another Securities Purchase Agreement with Cornell Capital pursuant to which the Company issued to Cornell $3,000,000 in secured convertible debentures. The $3,000,000 was utilized top ay certain obligations of the Company with respect to its accrued acquisition obligations. The Company could generate additional funds through the warrants granted to Cornell, however, with the stock price below exercise price levels, the Company cannot rely on these proceeds at this time to cure their working capital deficiency.

Cash flow generated from operating activities and proceeds from capital raises are the Company’s primary contributors in reducing the working capital deficiency and fund future operations.

Cash flow generated from operating activities and proceeds from capital raises are the Company’s primary contributors in reducing the working capital deficiency and fund future operations.

The decrease in cash for the three months ended March 31, 2007 of $28,722 was attributable to operating activities $412,148, expenditures of cash used to acquire businesses of $464,143, and the use of cash for capital expenditures of $8,246. The decrease in cash from continuing operations for the year ended December 31, 2006 of $1,145,355 was attributable to proceeds of debt of $2,542,577, expenditures of cash used to acquire businesses of $5,253,934, and the use of cash for capital expenditures of $144,699.

The increase in cash from continuing operations for the year ended December 31, 2005 of $2,316,291 was attributable to proceeds of debt of $8,149,731, expenditures of cash used to acquire businesses of $6,516,878, and the use of cash for capital expenditures of $126,485.

On December 13, 2005, the Company entered into a certain Securities Purchase Agreement (“SPA”) with Cornell, pursuant to which Cornell was issued $9,225,000 in secured convertible debentures dated December 13, 2005 under the SPA. Under the SPA, the Company and Cornell entered into various agreements as described below. The convertible debentures are convertible in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of $0.275 or ninety-five percent (95%) of the lowest volume weighted price of the common stock for the thirty trading days immediately preceding such conversion date. The convertible debentures which are secured by certain pledged assets of the Company have a term of three (3) years, have piggy-back registration rights and accrue interest at a rate of ten percent (10%) per annum. In connection with the convertible debentures, the Company issued 1,250,000 shares of common stock as financing fees.

On July 28, 2006, the Company entered into a certain SPA with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company issued to Cornell $3,000,000 in secured convertible debentures dated as of July 28, 2006. The debentures were fully funded on July 28, 2006, are convertible, in whole or in part, at any time from time to time before maturity at the option of the holder at the lesser of (a) $0.20 or (b) 90% of the lowest volume weighted average price of common stock for thirty trading days immediately preceding the conversion date. Beginning on March 1, 2007, and continuing on the first trading day of each calendar month thereafter, the Company shall make mandatory redemptions (“Mandatory Redemption”) consisting of outstanding principal. The principal amount of each Mandatory Redemption shall be equal to $100,000 per calendar month, until all amounts owed under the debentures have been paid in full. The Company has the option to redeem a portion or all of the amounts outstanding under the debentures prior to the maturity date of the debentures. The debentures have a term of three years, piggy-back registration rights and accrue interest at a rate equal to ten percent (10%) per year. The debentures are secured by certain pledged assets of the Company. The parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed, if required by Cornell, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, and applicable state securities laws.

In connection with the SPA, the Company also issued Cornell the following warrants to purchase shares of common stock:

a) 5,000,000 at $0.11;

b) 10,000,000 at $0.13;

c) 10,000,000 at $0.15; and

d) 5,000,000 at $0.18

Other Events

On March 8, 2007, the Company received an SEC comment letter concerning an 8-K filed regarding the change of auditors. The Company informed in its January 9, 2007 8-K that in connection with the audit of the Company’s 2005 financial statements, and in the subsequent interim period, the only issue raised by the Former Accountant (Mintz & Partners LLP) was that at the end of the quarter ended September 30, 2006, the Former Accountant advised the Company of what it believed was an accounting error, that while significant in accounting terms, was not material at the time with regards to the Company’s financial result and could, if not corrected, have an estimated negative impact on shareholders’ equity of a maximum amount of $135,000 and have caused the Former Accountant to have a disagreement at year end which if unresolved, could have been mentioned in the Former Accountant’s report. Said error relates to the accounting treatment of conversion of convertible debentures and was discussed with the Company’s Audit Committee.

Subsequent to this disclosure, during the preparation of the Company’s 2006 Financial Statements, management changed its method in accounting for the conversion of debt to equity calculation. Our independent auditors agreed with this adjustment and such adjustments have been made in the year end results for year ending December 31, 2006 and had no impact on the prior year ended December 31, 2005. The Company has reviewed the impact on prior 2006 reporting quarters and believes such effects are not material as the adjustment did not effect operating income, which management believes is the true indicator of its operating results.

On June 21, 2007 the Company received a response from the SEC  requesting an amendment to the Company’s Form 10-KSB (for year ending December 31, 2006) to further explain the change in accounting related to the conversion of debt to equity calculation and to amend Forms 10-QSB for periods ending June 30, 2006 and September 30, 2006 accordingly.  Management has begun to address these matters and will timely respond.

DESCRIPTION OF BUSINESS

Business Development

Teleplus is a provider of wireless and telecom products and services across North America. The Company’s wholly-owned subsidiaries include TelePlus Connect, Corp., a competitive local exchange carrier (“CLEC”), which provides landline, long distance and Internet services in Canada under the “Telizon”, “Freedom”, and “Avenue” and which has developed a niche market with municipal governments. In the United States, TelePlus operates two MVNOs, both also wholly-owned subsidiaries. Teleplus Wireless, Corp., which operates the “Liberty Wireless” brand and also operates the Company’s Hispanic brand Viva Liberty and Maximo Impact, Corp. under the “MX Mobile brand.

The Company was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. This company was formed to engage in online marketing and distribution of organic herbal supplements internationally. Terlingua Industries, Ltd. changed its name on January 27, 2000 to HerbalOrganics.com, Inc.

In March 2003, the Company declared a 10:1 forward stock split. In October 2003, the Company declared a 2.375:1 forward stock split. The effects of the stock split have been retroactively reflected in this report unless otherwise stated.

In September 2003, the Company formed a wholly-owned foreign subsidiary, Teleplus Retail Services, Inc. (“Retail”), a Canadian corporation formed under the laws of the province of Quebec. Retail, in October 2003, acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation (“3577996”) relating to 3577996’s TelePlus Consumer Services business.

Immediately following the Company’s acquisition of 3577996, in October 2003, Visioneer Holdings Group, Inc. (“Visioneer”) acquired control of the Company. Visioneer and 3577996 were controlled by the same shareholders.

For accounting purposes, the transaction was treated as an acquisition of HealthOrganics.com, Inc. and a recapitalization of 3577996 with accounting treatment similar tot hat used in a reverse acquisition. 3577996 emerged as the accounting acquirer and the results of its operations carryover. The Company acquired $11,327 in cash and assumed $700 in liabilities as a result of the transaction. Additionally, the Company changed its name to TelePlus World, Corp.

Post-reverse merger, the Company is a provider of wireless and telecommunications services in Canada and the United States of America. The Company’s products include prepaid and postpaid wireless, landline, long distance and Internet services. The Company distributes their products through their websites, third party websites, select distributors in Canada and the United States of America, and through a variety of direct marketing initiatives.

The Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company on April 1, 2005; 1523813 Ontario Limited (Freedom Phone Lines), a Bell Canada reseller of landline and long distance services on April 15, 2005; Avenue Reconnect, Inc. a reseller of landline and long distance services and Internet service provider on June 1, 2005; and Telizon, Inc. and 1500536 Ontario, Inc. (One Bill, Inc.), a reseller of landline and long distance service and Internet service provider on July 15, 2005.

On December 29, 2005 the Company purchased certain assets of Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc., related to its Liberty Wireless business, including customer lists, the “Liberty Wireless” brand and SNI’s rights under certain agreements, the whole effective as of December 31, 2005. The purchased assets have been used and will continue to be used to sell pre-paid and post-paid wireless telecommunications services under the name “Liberty Wireless”.

On January 13, 2006, Retail, filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations are no longer a segment of the Company’s business for the year ended December 31, 2006.

In February, 2006, the Company completed its transition from retail operations to wireless and telecom services reselling.

On June 21, 2006, the Company purchased all the issued and outstanding shares of Maximo Impact, Inc. (“Maximo”), a Cleveland, Ohio based company, under certain agreements, the whole effective as of that date. Maximo specializes in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

On October 24, 2006 the Company changed its corporate name to TelePlus World, Corp.

Growth in the United States of America

The Company through its wholly owned subsidiary, Teleplus Wireless Corp. (“Teleplus Wireless”) (f/k/a Liberty Wireless, Corp.) is offering wireless prepaid services through its Mobile Virtual Network Operator (“MVNO”) agreement with Sprint/Nextel. Teleplus Wireless services are primarily, but not exclusively, catered to the “unbanked” or “prepaid” segment of the market. “Unbanked” customers are those customers who are not able to access the carriers’ offers as they don’t qualify under the carriers’ credit policies. Nonetheless, the “unbanked” segment is the fastest growing segment in the wireless and telecom industry. This segment is currently poorly serviced by the incumbents, thus creating an opportunity for Teleplus Wireless to take a substantial share of the market. This market was first developed in Europe, where more than 20 MVNO’s can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO’s launched in Europe.

To facilitate the rollout of this service in the United States, the Company acquired:

•
Certain assets of Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc. related to its Teleplus Wireless business on December 29, 2005, effective December 31, 2005, the third largest wireless reseller on the Sprint PCS network, which provided the Company with an established customer base and strong infrastructure; and

•
Maximo Impact, Inc., (“Maximo”) a Cleveland, Ohio based company specializing in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

Growth in Canada

The Company through its wholly owned subsidiary TelePlus Connect Corp. (“TelePlus Connect”) is offering landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the “unbanked”.

To facilitate the rollout of this service in Canada, the Company acquired:

•
Keda Consulting Corp., a North American telecommunications industry management consulting service company on April 1, 2005 specializing in business development, sales and marketing and operations. Following this acquisition, Keda Consulting Corp. changed its name to TelePlus Connect Corp. and their management took over the operations of the Company’s prepaid landline and long distance telephone service operations;

•
1523813 Ontario Limited (Freedom Phone Lines), a Bell Canada reseller of landline and long distance services on April 15, 2005 headquartered in Ontario, Canada which services over 3,300 customers in the Ontario area, generating approximately $2,500,000 in annual revenues;

•
Avenue Reconnect, Inc. a reseller of landline and long distance services and Internet service provider on June 1, 2005 headquartered in Windsor, Ontario which services over 2,000 residential users primarily in Ontario, generating approximately $1,100,000 in annual revenues; and

•
Telizon, Inc. and 1500536 Ontario, Inc. (One Bill, Inc.), a reseller of landline and long distance service and Internet service provider on July 15, 2005 headquartered in Ontario, Canada which services over 18,000 commercial and residential lines in the Ontario area, generating approximately $12,000,000 in annual revenues.

Current estimates place the “unbanked “ or “prepaid” market in North America at 9.5% of total households and the market size is estimated at over $ 1 billion.

Recent Business Developments

In June 2006, the Company acquired Maximo Impact, Inc., (“Maximo”) a Cleveland, Ohio based company specializing in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

In June 2006, Teleplus Wireless and PeopleSupport, Inc. (“PSPT”) entered into a three-year customer support agreement. Under the agreement, PSPT will provide customer management, transcription and captioning, accounts receivable management and additional business process outsourcing services from its centers in the Philippines, Costa Rica and the United States of America, as its strategic provider of customer management support.

Principal Products and Services

TelePlus World is a provider of wireless and telecommunications services in Canada and the United States. Our products include prepaid and postpaid wireless, landline, long distance and Internet services. To our wireless users, we also provide a full range of handsets and related accessories.

Distribution

We distribute our products through our websites, third party websites, select distributors in the United States and Canada and through a variety of direct marketing initiatives.

Competitive Overview

The wireless industry is a growing industry of the Telecommunications Sector.

As time passes, wireless phones are becoming more and more commonplace. According to EMC, a leading researcher and publisher of intelligence about wireless markets, there are now more than 1 billion wireless phone subscribers worldwide and 50% of all calls in the world will soon be wireless. IDC estimates the total sales of worldwide mobile phones increased 20% in 2004 to 658 million units. Some key trends that investors should be aware of and important in evaluating the industry’s potential growth include the following:

•
The cost of acquiring and maintaining a wireless plan has dropped over the years as a result of pricing pressures, promotional events by carriers, and increased customer churn (customer churn is defined as the number of clients who cancel their contracts with the carrier prior to the end of the term);

•
The wireless telecommunications industry is experiencing (and will continue to experience) significant technological change, which has led wireless carriers to upgrade their wireless capabilities and rollout new products and service offerings, such as photos, music, and wireless Internet (Wi-Fi);

•	Wireless phone manufacturers, such as Samsung, LG and Pantech, are now marketing their next generation phones with advanced features;

•
The image of wireless devices has changed from a luxury gadget to a business and entertainment tool. Moreover, the Yankee Group has stated that Americans are now looking at wireless services as a utility rather than a novelty; and

•
Wireless numbers portability, which recently took effect, provides customers with more flexibility when choosing a carrier and increases the rate of new activations, and according to J.D. Power, consumers are increasingly more satisfied with their wireless service, call quality and cost.

American Wireless Industry

The growing nature of the American wireless industry is illustrated by the following statistics:

•	In a January 2005 Business Week article, Gartner estimated that 2005 wireless revenues will grow 11% to $122.5 billion;

•
Euromonitor, in a July 2003 report, estimated that in 2003 the retail post-paid wireless industry totaled $3.8 billion, and is expected to reach $5.1 billion by 2007. Atlantic-ACM estimated in February 2003, that the pre-paid retail wireless industry will grow from $4.4 billion in 2003 to $9.5 billion in 2007;

•
The Yankee Group stated in an August 2004 report that 50% of 13 to 17 year olds have a wireless phone, a sizable increase from a 2003 survey in which 33% of teens were reported to have a wireless phone; and

•	According to First Global Research, the domestic wireless market is adding 4 to 5 million, net new subscribers each quarter.

Canadian Wireless Industry

According to industry data, by the end of 2005, more than half of all Canadians will be mobile phone customers. Canadian currently use more than 12 million wireless phones on a daily basis. According to the Canadian Radio-Television and telecommunications Commission, the wireless industry is a key driver of the Canadian Telecommunications sector, consistently posting double-digit sales gains, recently increasing 13% to over $8 billion. The Canadian Wireless Telecommunications Association estimates that in 2004 there were over 13.6 million wireless subscribers, including 10.4 million postpaid and 3.2 million pre-paid customers.

MVNO Market Overview

Mobile Virtual Network Operators (or MVNO’s), which buy mobile services from established wireless operators and resell the service under their own brand names, were first developed in Europe, where there are currently over 20 MVNO’s including Tele2 and Mobilcom of Germany, Virgin Mobile from the UK and Wireless Maingate from Sweden. The last two companies are believed to be two of the early pioneers in this space. Other companies that have or are developing MVNO offerings in North America include AT&T, Boost, ESPN, Tracfone, Qwest and TelePlus World.

The primary advantage of operating as an MVNO is that such an operation requires much less capital and overhead than the operations of a traditional wireless carrier. An MVNO simply utilizes existing networks from established carriers. However, substantial amounts of monies may be needed to build brand recognition and pay for access to a carrier’s network.

A secondary advantage to retail oriented companies, such as TelePlus, is that an MVNO offering may provide opportunity to expand its overall margins as it picks up incremental revenues at higher margins.

Intellectual Property

Teleplus holds the following trademarks:

•	In Canada: SimplySellular trademark granted January 7, 2005;

•	In the United States:

•	Trademark Ser. No. 78/326,834 Liberty Wireless for All; Register Number 2,979,533

•	Trademark Ser. No. 78/371,483 Liberty Wireless; Register Number 2,928,910

Need For Government Approval

Teleplus needs the following government approvals to operate:

•	Section 214 authorization; and

•	FCC Form 499 Registration.

Employees

As of June 11, 2007, Teleplus has a total of 50 employees, most of which are employed on a full-time basis.

MANAGEMENT

Officers and Directors

Generally, each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Pursuant to the Company’s bylaws, Nick Shamy, was appointed as directors by a majority of the Board of Directors to fill vacancies that existed on the Board of Directors at the time of their appointment. The Board of Directors has no nominating compensation committees. The Directors and Officers of the Company are as follows:

Name	Age	Position	Term
Marius Silvasan	33	Chief Executive Officer and Director	October 2003 to present
Cris M. Neely	52	Chief Financial Officer and Director	April 2007 to present
Michael L. Karpheden	44	Director	March 2004 to present
Hakan Wrestsell	45	Director	March 2004 to present
Gordon Chow	50	Director	August 2005 to present
Nicholas Shamy	55	Director	November 2006 to present
Carlos Cardelle	33	General Counsel and Director	June 2007 to present

Marius Silvasan, MBA has served as CEO and a Director since October 2003. Prior to joining the Company, Mr. Silvasan held the position of President and Chief Executive Officer for Visioneer Calling Card Inc. and Alliance TeleCard Corp. from 1995 to June 1999. Prior to Visioneer and Alliance, Mr. Silvasan held the position of National Sales Manager for The Home Phone Club from 1990 to 1995. Graduate of the HEC University in Montreal, Mr. Silvasan holds a B.A.C. in business administration and an MBA (2003).

Cris M. Neely joined the Company as CFO and a Director in April 2007. Prior to joining Teleplus Cris M. Neely worked as a consultant for small/medium organizations focusing on Sarbanes-Oxley compliance, revenue recognition and financial/operational business assessments. Mr. Neely was previously the CFO of Siemens Enterprise Networks located in Boca Raton, Florida from 1999 through 2004. He also held various executive positions with Siemens Enterprise Networks including Senior Vice President Business Transformation, Director Internal Audit, Director of Finance for Wireless Terminals and Area Financial Manager. He has also held management positions with ROLM, IBM and Cisco during his career. Mr. Neely holds a Bachelor of Business Administration - Finance from the University of Texas at Arlington and an MBA from Amberton University.

Michael Karpheden has served as a Director of the Company since March 2004. Mr. Karpheden has served as CFO of iCurie Lab, based in the UK since September 2004. He has concurrently held this position with positions at other companies discussed below since January 2003. From January 2003 to June 2003, Mr. Karpheden was a Sales Representative for First Investors. From February 2001 to January 2003, Mr. Karpheden held various positions at STRAX, Inc., a leader in the distribution of mobile phones and accessories, based in Miami, FL, that included Chief Operating Officer and VP Finance and Operations. Mr. Karpheden is a veteran in the wireless industry having worked for Ericsson Mobile Phones for a twelve-year period from 1989 to 2001. Mr. Karpheden held many positions at Ericsson including VP of Finance and Logistics, Americas Region and President and CFO/Director of Finance for Ericsson Telecommunications in Moscow, Russia. Mr. Karpheden holds a degree in Business and Management from the University of Lund, in Sweden.

Hakan Wretsell has served as a Director of the Company since March 2004. Mr. Wretsell currently serves as CEO for iCurie Lab based in the UK since September 2004. Between 2000 and 2003, Mr. Wretsell held the position of President for STRAX, Inc. Mr. Wretsell has over sixteen years experience in the wireless industry, fourteen of those with Ericsson where he held the positions of Executive VP and GM, Americas Region and VP Sales and Marketing, Latin America Region. Mr. Wretsell holds a degree in Business and Management from the Universities of Umea, Uppsala and Lund in Sweden.

Gordon Chow, has served as a Director of the Company since August 2005. Mr. Chow currently serves as President of VTech Telecommunications Canada Ltd., where he is responsible for the Telecommunications Products Business in Canada, having established the Canadian operations, of VTech Electronics Canada Ltd. in 1986. In 1987, Mr. Chow was promoted from General Manager to President. Prior to joining VTech, Mr. Chow had his own Management Consulting practice, and held management positions with a real estate development company and a Chartered Accounting firm. Mr. Chow holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia and a member of the Board of Governors of Crofton House School in Vancouver. Mr. Chow has served as a member of the President’s Advancement Council of the British Columbia Institute of Technology and a director of the BCIT Foundation. He was also a member of the Royal Roads University - MBA Advisory Board, and a director of the Canadian Toy Association.

Nicholas Shamy, a founding partner and shareholder of the Company, has throughout his career worked as a Business Development and Management Consultant for presidents and CEOs of small- and mid-size businesses across North America. His focus is on enhancing short-term performance while preparing for long-term sustainable growth. He also specializes in implementing comprehensive incentive programs, aligned with corporate objectives, aimed at attracting, retaining, and rewarding best-in-class employees, managers and executives. Mr. Shamy also served as president and owner of M.S. Shamy Inc., a distribution company. Mr. Shamy is a graduate of Concordia University, Montreal, Quebec, and holds a B.Sc. degree.

Mr. Cardelle has been the Company’s General Counsel since July 2006. Prior to joining the Company, Mr. Cardelle was the Associate U.S. Counsel for LAN Airlines S.A. (formerly LAN Chile Airlines S.A.) where he acquired seven years of practical experience in business transactions including transactional, financing, Sarbanes-Oxley compliance, regulatory filings and petitions, licensing and trademarks and strategic acquisitions. Mr. Cardelle is a member of the Florida Bar and holds a B.A. in political science and a J.D. both from the University of Miami.

Director Compensation

All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board. The Company compensates its board members $3,000 per director’s meeting and 25,000 unrestricted shares of the Company’s common stock under the Company’s S-8 for every meeting served as a director. In the event that a board member provides additional consultation and advisory services to management either before or after a board meeting, the Company will pay such board member at a rate of $1,000 per week for the services provided. From time to time, the Company’s management, in its sole discretion, may assign special projects to a board member. The Company will pay a maximum of 200,000 shares of its common stock per year for special projects. The Company and director may agree on an alternate remuneration for completion of special projects.

Involvement in Legal Proceedings

None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

None of our executive officers or directors are the subject of any pending legal proceeding.

Audit Committee

Mr. Karpheden and Mr. Wretsell serve on the Company’s audit committee. The audit committee reports to the Board of Directors regarding the appointment of our independent registered public accounting firm, the scope and results of our annual audit, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls.

Compensation Committee

Mr. Chow and Mr. Shamy serve on the Company’s Compensation Committee with oversight of the employee stock option plan. The Compensation Committee reports to the Board of Directors regarding officer and director compensation arrangements, employee stock option plans, policies and programs of the Company and administer the Company’s equity-based compensation plans for all employees.

Section 16 (A) Beneficial Ownership Reporting Compliance

Section 16 (A) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a class of the Company’s equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16 (A) forms filed by such reporting persons.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report, failed to file during fiscal 2006 and 2005.

Code of Ethics

The Board of Directors adopted a Code of Ethics in January 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact Mr. Marius Silvasan, Chief Executive Officer, 6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126.

Executive Compensation

Compensation paid to officers and directors is set forth in the Summary Compensation Table below. We may reimburse our officers and directors for any and all out-of-pocket expenses incurred relating to the business of TelePlus.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Compensation	Awards Restricted Stock Awards	Securities Underlying Options (#)	Payouts LTIP (Number)	All Compensation

Marius Silvasan	2006	$237,642	$-	$3,000	-	-	-	-
CEO and Director	2005	$174,409	$-	$-	-	3,000,000	-	-
	2004	$76,335	$-	$-	-	6,000,000	-	-

Robert Krebs	2006	$106,102	$-	$3,000	-	-	-	-
Former CFO and Director(1)	2005	$70,738	$-	$-	-	245,000	-	-
	2004	$48,400	$-	$-	-	490,000	-	-

Kelly McLaren(2)	2006	$71,395	$-	$-	-	-	-	-
Former President and Director	2005	$101,420	$-	$-	-	500,000	-	-
	2004	$10,137	$-	$-	-	1,000,000	-	-

Tom Davis(3)	2006	$161,289	$-	$-	-	-	-	-
Former COO and Director	2005	$165,879	$-	$-	-	600,000	-	-
	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Cris M. Neeley(4)	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CFO and Director	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Krebs resigned as an officer and director of the Company effective April 17, 2007.

(2)	Ms. McLaren resigned as an officer and director of the Company effective August 18, 2006.

(3)	Mr. Davis resigned as an officer and director of the Company effective May 10, 2007.

(4)	Mr. Neeley joined the Company as Chief Financial Officer and a Director effective April 17, 2007.

Compensation Of Directors

We compensate our board members $3,000 for each director’s meeting and 25,000 shares of our common stock for every year served as a director. From time to time, our management, in its sole discretion, may assign special projects to a board member.

Employment Agreements

The following is a summary of the material terms of employment agreements we have with our Named Executive Officers as of May 30, 2007:

Employment Agreement with Marius Silvasan

Position:	Chief Executive Officer and Chairman
Salary:	$200,000 per annum
Term:	From June 1, 2004 until November 30, 2008
Renewals:	No renewals
Stock Options:	(a) 750,000 shares at an exercise price of USD $0.21 that vested on September 1, 2005;
(b) 1,000,000 shares at an exercise price of USD $0.22 that vested on December 1, 2005;
(c) 1,250,000 shares at an exercise price of USD $0.23 that vested on December 1, 2006;
(d) 1,500,000 shares at an exercise price of $0.36 that vested on December 31, 2004;
(e) 2,000,000 shares at an exercise price of $0.38 that vested on June 31, 2005; and
(f) 1,250,000 shares at an exercise price of $0.40 that vested on June 31, 2006

DESCRIPTION OF PROPERTY

TelePlus currently has in place one lease for its principal office in Miami, Florida and one lease for its office in Montreal, Canada. TelePlus’ principal office is located in approximately 3,031 square feet of space in Miami, Florida and its Montreal office has approximately 5,500 square feet of leased office space. The Company pays monthly rent of $5,834 and $5,676 in Montreal and Miami, respectively. Each lease has a term of 5 years.

The following proceedings have been initiated against TelePlus. Management does not believe that the following legal proceedings would have a materially adverse impact on our business or our results of operations.

LEGAL PROCEEDINGS

Proposed Tax Assessment: 3577996 Canada, Inc. which the Company had acquired substantially all of their assets, is involved in proceedings with the Minister of Revenue of Quebec (“MRQ”). The MRQ has proposed an assessment for the Goods and Services Tax (“GST”) and Quebec Sales Tax (“QST”) of approximately $642,000 (CND $) and penalties of approximately $110,000 (CND $). The proposed tax assessment including penalties is for $322,000 (CND $) for QST and $320,000 (CND $) for GST. The Company believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

Wrongful Dismissal: A former employee of a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 (CND $) against the Company for wrongful dismissal. The Company does not believe the claim to be founded and intends to vigorously contest such claim. The parties are in the discovery stages.

Wrongful Dismissal: There is a claim from three individuals in British Columbia in the amount of approximately $147,000 and the issuance of 510,00 shares of common stock for which a letter of demand has been served to the Company. The Company does not believe the claim to be founded and intends to vigorously contest such claim. No court proceedings have been instituted and the Company has been in discussions with the aforementioned individuals.

Consulting Fee: On April 13, 2005, a lawsuit was filed in the United States District Court, District of New Jersey (Newark) (Case No. 05-2058) by Howard Salamon d/b/a “Salamon Brothers” (as the plaintiff) against the Company. This matter arises out of an alleged agreement between the plaintiff and the Company. The plaintiff is seeking specific performance of the alleged agreement, monetary damages and a declaratory judgment for the payment of a commission allegedly due to the plaintiff in an amount equal to 10% of all funds received by the Company from Cornell. The Company has filed a counterclaim against the plaintiff seeking rescission of the alleged agreement and a refund of $100,000 paid by the Company to the plaintiff. The Company believes that this lawsuit is without merit, that the plaintiff’s claims are unfounded and that the Company has good defenses against the claims asserted by the plaintiff. The Company also believes that it has good claims for the rescission of the alleged agreement and for the refund of the amount paid to the plaintiff and is vigorously defending the case. The parties are in the process of discovery.

The following claims have been instigated by the Company:

A subsidiary of the Company has instigated a claim against Wal-Mart Canada Corp. on September 23, 2004 in the Ontario Superior Court of Justice in the amount of approximately $5,000,000 for breach of an agreement between the parties. The parties are attempting to settle the matter.

On February 1, 2007 the Company’s subsidiary, Teleplus Wireless, Corp. (“Liberty”) filed a lawsuit against Mobile Technology Services, LLC (“MTS”) alleging that MTS had breached a number of provisions of the Mobile Virtual Network Enabler (“MVNE Agreement”) Services Agreement between Teleplus Wireless and MTS, despite repeated attempts by Teleplus Wireless requesting that MTS cure all the breaches under the MVNE Agreement. The lawsuit was filed in the U.S. District Court for the Southern District of Florida.

PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information as of June 11, 2007, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

Name	Title of Class	Shares Owned Beneficially (1)		% of Ownership Beneficially

Marius Silvasan	Common	57,966,900	(2)(3)	38.9%
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Nicholas Shamy	Common	758,375		*
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Cris M. Neely	Common	0		0%
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Michael Karpheden	Common	153,000		*
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Hakan Wretsell	Common	137,000		*
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Gordon Chow	Common	50,000		*
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

Carlos Cardelle	Common	136,111	(4)	*
6101 Blue Lagoon Drive
Suite 450
Miami, FL 33126

All Officers and Directors as a Group (seven (7) individuals)		59,201,386		41.8%

*	Represents less than 1%.

(1)
Applicable percentage of ownership is based on 141,459,741 shares of common stock outstanding as of June 11, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days as of June 11, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

(2)	Shares are beneficially owned through Visioneer Holdings Group, Inc., which is owned and controlled by Marius Silvasan.

(3)
Includes options to purchase 7,750,000 shares of common stock, of which (i) 750,000 shares at an exercise price of $0.21 (US$) that vest on September 1, 2005; (ii) 1,000,000 shares at an exercise price of $0.22 (US$) that vest on December 1, 2005; (iii) 1,250,000 shares at an exercise price of $0.23 (US$) that vest on December 1, 2006; (iv) 1,500,000 shares at an exercise price of $0.36 (US$) that vest December 3, 2004; (v) 2,000,000 shares at an exercise price of $0.38 (US$) that vest June 3, 2005; (vi) and 1,250,000 shares at an exercise price of $0.40 (US$) that vest June 3, 2006.

(4)	Includes 11,111 shares of common stock and options to purchase 125,000 shares of common stock which are exercisable within sixty (60) days of June 11, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Teleplus paid management fees of $237,642 and $174,409 to Visioneer Holdings Group, which is an entity owned by Marius Silvasan, our CEO and the majority shareholder. These fees were paid for management services for 2006 and 2005, respectively.

Teleplus obtained a loan from Visioneer Holdings Group in the amount of $134,430. This loan was an unsecured, non-interest bearing loan. The loan was repaid in full in July 2005.

During the quarter ended September 30, 2005 we issued 2,000,000 shares of our Preferred Class A stock as a bonus for services to Visioneer Holdings Group, Inc. Visioneer Holdings is owned by Marius Silvasan, our CEO and majority shareholder.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

(a) Market Information

“Bid” and “asked” offers for the common stock are listed on the NASDAQ Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc. Our common stock began trading in the first quarter of 2003, under the trading symbol, “HBOG”. The symbol was changed to “TLPE” in connection with our name change on October 10, 2003.

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

YEAR 2007	High Bid	Low Bid
Quarter Ended March 31	$0.101	$0.055

YEAR 2006	High Bid	Low Bid
Quarter Ended March 31	$0.405	$0.250
Quarter Ended June 30	$0.300	$0.160
Quarter Ended September 30	$0.200	$0.136
Quarter Ended December 31	$0.140	$0.071

YEAR 2005	High Bid	Low Bid
Quarter Ended March 31	$0.440	$0.320
Quarter Ended June 30	$0.510	$0.150
Quarter Ended September 30	$0.400	$0.265
Quarter Ended December 31	$0.275	$0.210

(b) Holders Of Common Stock

As of June 11, 2007, we had approximately 88 shareholders of record of our common stock and 141,459,741 shares of our common stock were issued and outstanding.

(c) Dividends

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

Recent Sales Of Unregistered Securities

We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

2004:

In January 2004, we issued 10,000 shares of common stock to an unaffiliated entity in consideration for $10,000.

In February 2004, we issued 25,000 shares of common stock to an unaffiliated entity in consideration for $25,000.

In April 2004, we issued 500,000 shares of common stock to an unaffiliated entity in consideration for $500,000.

On May 14, 2004, we issued 285,000 shares of common stock to the 5 shareholders of Smart Cell following the acquisition of 100% of the issued and outstanding shares of Smart Cell. The value of this transaction was $202,350.

On May 18, 2004, we sold 57,000 shares of common stock in a private placement at $0.10 per share for a total of $5,700.

On June 25, 2004, we issued Cornell Capital Partners 245,193 shares of common stock as a commitment fee under an Equity Distribution Agreement between the Company and Cornell. The value of these shares were $190,000.

On June 25, 2004, we issued a secured convertible debenture to Cornell Capital Partners pursuant to a Securities Purchase Agreement. The amount of the secured convertible debenture was $1,000,000.

On June 25, 2004, we issued Newbridge Securities Corporation 12,905 shares of common stock as a placement agent fee. The value of these shares were $10,000.

In October, 2004, we issued 223,664 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $100,000.

In November, 2004, we issued 839,642 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $300,000.

In December, 2004, we issued 140,000 shares of common stock to the principals of Cellz in connection with the acquisition of Cellz.

In December, 2004, we issued 120,000 shares of common stock to the principals of SmartCell in connection with the acquisition of SmartCell.

In December, 2004, we issued 20,000 shares of common stock to a director of the Company for compensation valued at $2,000.

2005:

In the first quarter of 2005, we issued 2,388,694 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $850,000.

In the second quarter of 2005, we issued 6,275,896 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $1,100,000.

On March 31, 2005, we issued 964,706 shares of common stock to the principals of Freedom in connection with the acquisition of Freedom valued at $328,000.

On April 5, 2005, we issued 50,000 shares of common stock to its directors for director fees valued at $15,500.

On May 12, 2005, we issued 50,000 shares of common stock to Bondy & Schloss LLP as part of a settlement reached by the Company with Ivan Berkowitz, Michael Rosenbaum and BG Holdings, LLC in relation to a failed financing transaction. The transaction was valued at $11,000.

On May 30, 2005, we issued 187,500 shares of common stock to a third party for services rendered. The transaction was valued at $28,125.

On June 10, 2005, we issued 333,333 shares of common stock to a third party for services rendered. The transaction was valued at $130,000.

On July 15, 2005, we issued 2,500,000 shares of common stock to Cornell Capital as a fee under the Standby Equity Distribution Agreement, entered into the same day. These shares were valued at $800,000. On December 19, 2005, half of these shares, 1,250,000, valued at $400,000 were returned to the Company.

On August 19, 2005, we issued 60,000 shares of common stock to directors as director fees. The transaction was valued at $19,800.

On September 2, 2005, we issued 800,503 shares of common stock to a third party as a finders’ fee for the acquisition of Telizon. The transaction was valued at $248,156.

On September 29, 2005, we issued 70,000 shares of common stock to directors as director fees. The transaction was valued at $20,300.

On October 28, 2005, we issued 424,000 shares of common stock to various employees for their bonuses. The transaction was valued at $101,760.

On November 7, 2005, we issued 280,000 shares of common stock to a third party as a finders’ fee for the acquisition of Freedom. The transaction was valued at $84,000.

On November 7, 2005, we issued 280,000 shares of common stock to a third party as a finders’ fee for the acquisition of Avenue Reconnect. The transaction was valued at $64,400.

On November 23, 2005, we issued 850,000 shares of common stock to two third parties payment of a variety of consulting services rendered. The transaction was valued at $187,000.

On December 6, 2005, we issued 70,000 shares of common stock to directors as director fees. The transaction was valued at $18,900.

On July 1, 2005, we issued 2,000,000 shares of Class A Preferred stock to Visioneer Holdings Group, Inc. which is beneficially owed by our CEO & Chairman, Marius Silvasan, for services rendered. The Class A Preferred stock entitles the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company, are non participating and no dividends can be declared on them.

2006:

The Company issued 12,521,678 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $1,550,000.

May 12, 2006 the Company cancelled 637,500 shares issued to two third parties in connection with a variety of consulting services to be rendered in November, 2005. Shares cancelled when issued were valued at $140,250.

May 17, 2006 the Company issued 150,000 shares of common stock in connection with the acquisition of Freedom Phone Lines as additional consideration. Shares were valued at $39,000.

June 16, 2006 the Company issued 180,000 shares of common stock to directors of the Company for services. Shares were valued at $34,200.

June 16, 2006 the Company issued 280,000 shares of common stock in connection with the acquisition of Cellz which was part of the discontinued operations. Shares were valued at $316,400.

June 16, 2006 the Company issued 57,500 shares of common stock to a non-related third party for services rendered. Shares were valued at $10,925.

July 11, 2006 the Company issued 400,000 shares to Cornell as a fee in connection with the $3,000,000 debenture entered into with Cornell on July 28, 2006.

July 31, 2006 the Company issued 20,000,000 shares of stock to Visioneer Holdings in conversion of the 2,000,000 shares of preferred stock.

August 11, 2006 the Company issued 200,000 shares to Rich Stupansky in connection with the acquisition of Maximo Impact, Corp. Shares were valued at $30,000.

November 3, 2006 the Company issued 208,337 shares in connection to bonuses earned by employees. Shares were valued at $27,083.

November 21, 2006 the Company issued 1,633,333 shares to a non-related third party in connection to services rendered. Shares were valued at $179,666.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

December 7, 2006 the Company issued 535,714 shares to a non-related third party in connection to services rendered. Shares were valued at $48,214.

December 7, 2006 the Company issued 10,000 shares to an employee as compensation. Shares were valued at $900.

December 7, 2006 the Company issued 60,000 shares of common stock to directors of the Company for services. Shares were valued at $5,400.

December 12, 2006 the Company issued 178,571 shares to a non-related third party in connection to services rendered. Shares were valued at $14,285.

2007

January 8, 2007 the Company issued 5,555 shares to an employee in connection with bonus earned. Shares were valued at $445.

January 8, 2007 the Company issued 11,111 shares to an employee in connection with bonus earned. Shares were valued at $890.

January 8, 2007 the Company issued 444,000 shares to a non-related third party in connection to services rendered. Shares were valued at $35,520.

January 30, 2007 the Company issued 1,345,895 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

February 22, 2007 the Company issued 1,492,537 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

March 5, 2007 the Company issued 3,703,704 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $200,000.

March 21, 2007 the Company issued 1,851,852 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

March 28, 2007 the Company issued 454,485 shares in connection with bonuses earned by employees. Shares were valued at $36,359.

April 2, 2007 the Company issued 2,500,000 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $135,000.

April 11, 2007 the Company issued 175,000 shares to its directors for services rendered. Shares were valued at $10,500.

April 12, 2007 the Company issued 2,314,815 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $125,000.

April 26, 2007 the Company issued 106,351 shares to an employee as severance. Shares were valued at $5,317.

Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Teleplus so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Teleplus’ securities.

(d) Securities Authorized For Issuance Under Equity Compensation Plans

			Number of Securities
			Remaining Available
	Number of		for Future Issuance
	Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	0	N/A	0
Equity compensation plans not approved by equityholders	11,950,000	$0.32	162,164
Total	11,950,000	$0.32	162,164

Employee Options
Marius Silvasan, CEO & Chairman			9,000,000

Cris M. Neely, CFO			2,000,000
Tom Davis			600,000
Michael Karpheden			50,000
Hakan Wretsell			50,000
Carlos Cardelle, General Counsel			250,000

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorize the issuance of 600,000,000 shares of common stock, $0.001 par value per share. As of May 30, 2007, there were 141,459,741 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock of which no shares of preferred stock are issued and outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock, none of which are outstanding as of May 30, 2007. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Secured Convertible Debentures

On December 13, 2005, the Company entered into that certain Securities Purchase Agreement with Cornell Capital Partners, pursuant to which Cornell Capital Partners was issued $9,225,000 in secured convertible debentures dated December 13, 2005. The convertible debentures are convertible in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of $0.275 or ninety-five percent (95%) of the lowest volume weighted price of the common stock for the thirty trading days immediately preceding such conversion date. The convertible debentures which are secured by certain pledged assets of the Company have a term of three (3) years, have piggy-back registration rights and accrue interest at a rate of ten percent (10%) per annum. As of May 30, 2007, Cornell Capital Partners had converted $2,480,000 of principal of the convertible debentures into 29,897,148 shares of our common stock.

On July 28, 2006, the Company entered into that certain Securities Purchase Agreement with Cornell Capital Partners pursuant to which the Company issued to Cornell Capital Partners $3,000,000 in secured convertible debentures dated as of July 28, 2006. The debentures were fully funded on July 28, 2006, are convertible, in whole or in part, at any time from time to time before maturity at the option of the holder at the lesser of (a) $0.20 or (b) 90% of the lowest volume weighted average price of common stock for thirty trading days immediately preceding the conversion date. Beginning on August 1, 2007, and continuing on the first trading day of each calendar month thereafter, the Company shall make mandatory redemptions (“Mandatory Redemption”) consisting of outstanding principal. The principal amount of each Mandatory Redemption shall be equal to $100,000 per calendar month, until all amounts owed under the debentures have been paid in full. These payments will be made in cash. The Company has the option to redeem a portion or all of the amounts outstanding under the debentures prior to the maturity date of the debentures. The debentures have a term of three years, piggy-back registration rights and accrue interest at a rate equal to ten percent (10%) per year. The debentures are secured by certain pledged assets of the Company.

Warrants

The Company has outstanding as of May 30, 2007, 30 million warrants to purchase shares of common stock with exercise prices ranging from $0.11 to $0.18 per share.

a)	5,000,000 at $0.11;
b)	10,000,000 at $0.13;
c)	10,000,000 at $0.15; and
d)	5,000,000 at $0.18

Options

The Company has outstanding as of May 30, 2007, 11,950,000 options to purchase shares of common stock with exercise prices ranging from $0.07 to $0.40 per share.

Limitation Of Liability: Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of TelePlus. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TelePlus pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of TelePlus that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with TelePlus’ Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of TelePlus by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 5, 2007, the client-auditor relationship between Mintz & Partners, LLP (the “Former Accountant”) ceased as the Former Accountant was dismissed by decision of the Audit Committee of the Board of Directors of the Company. The Former Accountant’s report dated March 27, 2006 (except as to Notes 1, 4, 13 and 15 which were as of July 31, 2006 and Note 16 which was on October 24, 2006) on the Company’s amended consolidated balance sheet of Teleplus World, Corp. (f/k/a Teleplus Enterprises, Inc.) as of December 31, 2005, and the related amended consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company’s financial statements, and in the subsequent interim period, the only issue raised by the Former Accountant was that at the end of the quarter ended September 30, 2006, the Former Accountant advised the Company of what it believed was an accounting error, that while significant in accounting terms, was not material at the time with regards to the Company’s financial result and could, if not corrected, have an estimated negative impact on shareholder’s equity of a maximum amount of $135,000 and cause the Former Accountant to have a disagreement at year end - which if unresolved, could have been mentioned in the Former Accountant’s report. Said error relates to the accounting treatment of conversion of convertible debentures and was discussed with the Company’s Audit Committee.

Other than this issue, there were no other disagreements with the Former Accountant on any other matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountants to make reference to such matters in their report. The Company Former Accountant has furnished a letter addressed to the Securities and Exchange Commission stating whether that they agreed with the above statements.

PKF, Certified Public Accountants, a Professional Corporation. (“PKF”) was engaged on January 8, 2007 as the Company’s principal accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2006. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

During the years ended December 31, 2005 and 2004 and subsequent to September 30, 2006 through the date hereof, neither the Company nor anyone on its behalf consulted with PKF regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has PKF provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) of Regulation S-B with the Company’s Former Accountant.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer and Trust Company. Their address is 59 Maiden Lane, New York, New York 10038, and their telephone number is (718) 921-8206.

EXPERTS

The audited financial statements for the fiscal year ended December 31, 2006 included in this Prospectus and elsewhere in the accompanying registration statement have been audited by PKF, Certified Public Accountants, a professional corporation. The audited financial statements for the fiscal year ended December 31, 2005 included in this Prospectus and elsewhere in the accompanying registration statement have been audited by Mintz & Partners LLP. The reports of PKF, Certified Public Accountants, a professional corporation and Mintz & Partners LLP included in this Prospectus are in reliance upon the authority of these firms as experts in accounting and auditing.

LEGAL MATTERS

The Law Offices of Burton, Bartlett & Glogovac will pass upon the validity of the shares of common stock offered hereby.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Teleplus and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Teleplus with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Teleplus which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

FINANCIAL STATEMENTS

TABLE OF CONTENTS

F-i

TELEPLUS WORLD, CORP.
CONSOLIDATED BALANCE SHEET

IN US$
MARCH 31,
2007
(UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$1,082,470
Accounts receivable, net - trade	1,089,779
Other accounts receivable	326,183
Inventory	101,424
Prepaid expenses and other current assets	395,792
Assets held from discontinued operations	1,909

Total Current Assets	2,997,557

Fixed assets, net of depreciation	727,304

Other Assets:
Intangible assets, net	6,590,164
Goodwill	9,756,002
Deferred financing fees, net of amortization	766,682
Deferred connection charges, net of amortization	184,443
Deferred income taxes	35,816

Total Other Assets	17,333,108

TOTAL ASSETS	$21,057,969

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$5,828,237
Current portion of accrued acquisition obligations	2,773,116
Current portion of convertible debentures , net of discount	842,534
Unearned revenue	771,660
Derivative liability	7,884,744
Other Loans Payable	40,000
Liabilities held from discontinued operations	34,889

Total Current Liabilities	18,175,180

Long-term Liabilities:
Convertible debentures, net of discount	3,701,435
Accrued acquisition obligations, net of current portion	2,142,051

Total Long-term Liabilities	5,843,486

Total Liabilities	24,018,665

SHAREHOLDERS' EQUITY (DEFICIT)
Class A Preferred stock, $0.001 Par Value; 10,000,000 shares
authorized and 0 shares issued and outstanding	-
Common stock, $0.001 Par Value; 600,000,000 shares authorized and 132,090,557 shares issued and outstanding in 2007
and 122,782,419 in 2006	132,091
Additional paid-in capital	8,302,228
Accumulated deficit	(11,556,418)
Accumulated other comprehensive income	161,402

Total Shareholders' Equity (Deficit)	(2,960,697)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$21,057,969

The accompanying notes are an integral part of the consolidated financial statements.

TELEPLUS WORLD , CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	IN US$
	THREE MONTHS ENDED
	MARCH 31,
	2007	2006
		(Restated)
CONTINUING OPERATIONS:
OPERATING REVENUES
Revenues	$5,370,229	$6,797,553

OPERATING COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization)	3,662,710	4,127,263
Payroll, professional fees and related expenses	1,042,820	1,016,289
Advertising and marketing expenses	73,569	216,564
Office rent and expenses	81,648	69,443
Other general and administrative expenses	629,971	692,079
Depreciation and amortization	239,140	254,402

Total Operating Expenses	5,729,858	6,376,040

OPERATING INCOME (LOSS)	(359,629)	421,513

OTHER INCOME (EXPENSE)

Amortization of deferred finance fees	(99,149)	(71,412)
Warrant expense	-	(182,418)
Amortization of debt discount	(822,194)	(550,166)
Interest expense	(644,657)	(234,490)
Gain (loss) on derivative liability	(352,744)	(2,059,193)
Total Other Income (Expense)	(1,918,744)	(3,097,679)

NET INCOME (LOSS) BEFORE PROVISION
FOR INCOME TAXES	(2,278,373)	(2,676,166)
Provision for Income Taxes	-	-

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,278,373)	(2,676,166)
Net loss from discontinued operations	0	(161,351)

NET INCOME (LOSS)	$(2,278,373)	$(2,837,517)

NET INCOME (LOSS) PER BASIC SHARES
From continuing operations	$(0.02)	$(0.03)
From discontinued operations	$0.00)	$(0.00)
	$(0.02)	$(0.03)

NET INCOME (LOSS) PER DILUTED SHARES
From continuing operations	$(0.02)	$(0.03)
From discontinued operations	$0.00)	$(0.00)
	$(0.02)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC	126,007,958	86,403,786

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - DILUTED	315,917,607	166,884,241

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(2,278,373)	$(2,837,517)
Other comprehensive income (loss)
Currency translation adjustments	85,425	(11,097)
Accumulated other comprehensive income (loss)	$(2,192,948)	$(2,848,614)

The accompanying notes are an integral part of the consolidated financial statements.

TELEPLUS WORLD,CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	IN US$
	2007	2006
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) from continuing operations	$(2,278,373)	$(2,676,166)

Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Depreciation and amortization	58,500	66,526
Accretion of interest expense	336,883	-
Amortization of intangible assets	180,640	187,876
Issuance of common shares for compensation	73,214	-
Employee compensation for stock options	3,279	-
Amortization of deferred finance fees	99,149	71,412
Warrants issued to raise capital	-	182,418
Amortization of convertible debt discount	822,194	550,166
Loss on derivative liability	352,744	2,059,193

Changes in assets and liabilities
(Increase) decrease in accounts receivable - trade	148,574	(210,160)
(Increase) in other accounts receivable	(103,410)	(196,896)
Decrease in income tax receivable	-	31,875
Decrease in inventory	19,832	-
(Increase) decrease in prepaid expenses and other current assets	39,681	(247,263)
Increase in accounts payable and accrued expenses	684,574	1,223,663
(Decrease) in unearned revenue	(25,333)	(193,102)
Total adjustments	2,690,521	3,525,708

Net cash provided by operating activities	412,148	849,542

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of business	(464,143)	(1,426,340)
Acquisitions of fixed assets	(8,246)	(27,657)
(Increase) in deferred connection charges	(22,343)	(28,623)

Net cash (used in) investing activities	(494,732)	(1,482,620)

CASH FLOWS FROM FINANCING ACTIVITES
Payments of finance fees	-	(10,999)
Increase in other loans payable	40,000	-

Net cash provided by (used in) financing activities	40,000	(10,999)

Effect of foreign currency	13,862	(11,097)

NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS - CONTINUING OPERATIONS	(28,722)	(655,174)

CASH (USED IN) DISCONTINUED OPERATIONS	(34,201)	(71,003)

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD - CONTINUING OPERATIONS	1,145,393	2,604,915

CASH AND CASH EQUIVALENTS - END OF PERIOD - CONTINUING OPERATIONS	$1,082,470	$1,878,738

CASH PAID DURING THE PERIOD FOR:
Interest expense	$9,210	$-

The accompanying notes are an integral part of the consolidated financial statements.

TELEPLUS WORLD,CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

	IN US$
	2007	2006
		(Restated)
SUPPLEMENTAL NONCASH INFORMATION:

Conversion of convertible debentures into 8,393,988 shares of common stock	$500,000	$-
Issued 471,150 shares of common stock for employee compensation	$37,694	$-
Issued 444,000 shares of common stock to a non related third party for services rendered.	$35,520	$-

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION

Teleplus World, Corp. (the “Company”) is a provider of wireless and telecom products and services across North America. The Company’s wholly-owned subsidiaries include TelePlus Connect, Corp., a competitive local exchange carrier (“CLEC”), which provides landline, long distance and Internet services in Canada under the “Telizon”, “Freedom” and “Avenue” brands; and TelePlus Wireless, Corp., which operates a virtual wireless network selling cellular network access to consumers and distributors in the United States.

The Company is a provider of wireless and telecommunications services in Canada and the United States of America. The Company’s products include prepaid and postpaid wireless, landline, long distance and Internet services. The Company distributes their products through their websites, third party websites, select distributors in Canada and the United States of America, and through a variety of direct marketing initiatives.

As discussed in Note 4, the Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company on April 1, 2005; 1523813 Ontario Limited (Freedom Phone Lines), a Bell Canada reseller of landline and long distance services on April 15, 2005; Avenue Reconnect, Inc. a reseller of landline and long distance services on June 1, 2005; Telizon, Inc. and 1500536 Ontario, Inc. (One Bill, Inc.), a reseller of landline and long distance service and Internet service provider on July 15, 2005; certain assets of Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc. related to its Liberty Wireless business on December 29, 2005, effective December 31, 2005; and Maximo Impact, Inc., (“Maximo”) a Cleveland, Ohio based company specializing in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America on June 21, 2006. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

On January 13, 2006, Retail, filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations are no longer a segment of the Company’s business for the year ended December 31, 2006 (see Note 11).

On October 24, 2006, the Company changed its corporate name to Teleplus World, Corp.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with form 10-QSB and Item 310 of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not contain all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying consolidated financial statements contain all the adjustments necessary (consisting on of normal recurring accruals) to make the financial position of the Company as of March 31, 2007 and the results of operation and cash flows for the three months ended March 31 2007 and 2006 not misleading. The consolidated financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2006 contained in Form 10KSB filed on April 2, 2007.

Operating results for the three months ended March 31, 2007 are not necessarily indicative of results that would be expected for the year ending December 31, 2007.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to goodwill, intangible assets, stock-based compensation, derivative liabilities, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Discontinued Operations

The Company has followed Statement of Financial Accounting Standard No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, the Company recognized as discontinued operations the results from the retail division that has been abandoned. The Company has also written down the assets relating to the retail division to their respective fair values. (See Note 11).

Inventories

Inventories consist of wireless and telephone products and related accessories and are stated at the lower of cost, determined by the average cost method, or market.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

TELEPLUS WORLD, CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other intangible assets consist of trade names, with an estimated useful life of 20 years and customer lists, with an estimated useful life of 2 to 8 years, of companies acquired by the Company and are reflected below:

Goodwill and Other Intangible Assets (Continued)

	As of March 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Net

Amortized Intangible Assets:

Trade Names	$3,785,708	$308,384	$3,477,324
Customer Lists	$4,036,327	$923,487	$3,112,840

Amortization Expense:

For the three months ended March 31, 2007		$180,640
For the three months ended March 31, 2006		187,876

Estimated Amortization Expense:

For the nine months ended December 31, 2007		$541,920
For the year ended December 31, 2008		672,560
For the year ended December 31, 2009		672,560
For the year ended December 31, 2010		672,560
For the year ended December 31, 2011 through 2025		4,030,564

Total		$6,590,164

The changes in goodwill is as follows:

Balance - January 1, 2007			$9,721,975

Increases in goodwill on acquisitions made			34,027
Impairment of goodwill			-

Balance - March 31, 2007			9,756,002

TELEPLUS WORLD, CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to the amortization of debt discount using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. These derivative financial instruments are indexed to an aggregate of 171,859,649 shares of the Company’s common stock as of March 31, 2007 and are carried at fair value of $7,884,744.

Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Earnings (Loss) Per Share of Common Stock

Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the conversion of debentures, and exercise of stock options and warrants. Common stock equivalents will not be included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

TELEPLUS WORLD, CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31,	March 31,
	2007	2006
		(Restated)

Net loss	$(2,278,373)	$(2,837,517)

Weighted-average common shares
Outstanding (Basic)	126,007,958	86,403,786

Weighted-average common stock
Equivalents
Convertible debentures	171,859,649	33,545,455
Stock options	11,950,000	11,935,000
Warrants	69,100,000	35,000,000

Weighted-average common shares
Outstanding (Diluted)	378,917,607	166,884,241

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. his statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material effect on the Company’s financial position.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (Unauditied)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 3 FIXED ASSETS

Fixed assets as of March 31, 2007 were as follows :

	Estimated Useful
	Lives (Years)	March 31, 2007

Equipment	5	$184,776
Furniture and fixtures	7	136,687
Business software	3-10	846,970
Computer hardware	5	354,840
Leasehold improvements	5	25,812

		1,549,085
Less: accumulated depreciation		821,781
Fixed assets, net		$727,304

There was $47,532 and $66,526 charged to operations for depreciation expense for the three months ended March 31, 2007 and 2006 respectively.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 4 ACQUISITIONS

Keda Consulting Corp.

On April 1, 2005, the Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company specializing in business development, sales and marketing and operations. Keda changed its name to TelePlus Connect Corp. and their management took over the operations of the Company’s prepaid landline and long distance telephone service operations. When the Company acquired Freedom Phone Lines, Avenue Reconnect and Telizon, the acquisition price was adjusted to account for the acquisition of Keda, which was to be paid to the former shareholders of Keda on an earn-out basis. The Company recognized additional goodwill and accrued acquisition obligations for this acquisition.

On July 28, 2006, the Company and the former shareholders of Keda negotiated an agreed purchase price and payment terms. The terms call for 60 equal monthly payments of $60,000 (CDN $) for a total note of $3,600,000 (CDN $) which is converted to $3,214,000 (US $). Goodwill and the accrued acquisition obligations were adjusted at that time.

Maximo Impact, Inc.

On June 21, 2006, the Company acquired Maximo Impact, Inc. The total purchase price of these assets were $30,000. Goodwill of $30,000 represents the excess of the purchase price over the carrying value of the net tangible assets acquired. The purchase price to be paid is up to a maximum of $1,000,000 to be earned on an earn out basis.

The results of operations have been included in the Company’s consolidated statement of operations since the completion of the acquisition in June 2006.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 5 ACCRUED ACQUISITION OBLIGATIONS

The Company has recorded $4,915,166 in accrued acquisition obligations as of March 31, 2007. Included in this amount is $2,773,116 which is payable on an earn-out basis from 2006 operations based on the achievement of specific benchmarks by the 1523813 Ontario Limited, Avenue Reconnect, Inc., and Telizon Inc. and 15000536 Ontario Inc. acquisitions. During the three months ended March 31, 2007 and 2006, the Company paid out $464,143 and $1,426,340, respectively of accrued acquisition obligations.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY

On July 12, 2004, the Company secured an $11,000,000 financing commitment from Cornell. The terms of the transaction called for the Company to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $450,000 payable at closing; $400,000 payable upon the filing of a registration statement and the remaining $150,000 payable upon the registration statement becoming effective, which occurred October 1, 2004.

The convertible debentures were secured by all of the Company’s assets, bearing interest at 5% per annum, repayable on their third anniversary dates of July 12, 2007, September 1, 2007, and October 1, 2007, respectively. The Company had the option of converting the principal amounts and all accrued interest before these maturity dates, and has converted the entire amount to common shares.

As part of the transaction, the Company secured a $10,000,000 Standby Equity Distribution Agreement (“SEDA”). The Company could draw these funds under the SEDA over a 24-month period upon the effective registration. The proceeds of the SEDA were used to finance existing and future acquisitions, capital expenditures, increases in inventory and general working capital. The Company issued 258,098 shares of its common stock in connection with the SEDA as financing costs.

The Company received $8,125,000 under three promissory notes. The Company received the initial promissory note of $2,000,000 in the fourth quarter of 2004; the second promissory note of $500,000 was received in the first quarter of 2005; and a third promissory note of $5,625,000 was received in July 2005. The first and second promissory notes were repaid, and the third promissory note was restructured under a new financing agreement dated December 13, 2005.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

On December 13, 2005, the Company entered into a certain Securities Purchase Agreement (“SPA”) with Cornell Capital Partners (“Cornell”), pursuant to which Cornell was issued $9,225,000 in secured convertible debentures dated December 13, 2005 under the SPA. Under the SPA, the Company and Cornell entered into various agreements as described below. The convertible debentures are convertible in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of $0.275 or ninety-five percent (95%) of the lowest volume weighted price of the common stock for the thirty trading days immediately preceding such conversion date. The convertible debentures which are secured by certain pledged assets of the Company have a term of three (3) years, have piggy-back registration rights and accrue interest at a rate of ten percent (10%) per annum. In connection with the convertible debentures, the Company issued 1,250,000 shares of common stock as financing fees. The amount funded included the restructuring of the third promissory note funded in July 2005 of $5,625,000 plus interest of $225,000 plus an additional funding of $3,375,000.

On July 28, 2006, the Company entered into a certain SPA with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company issued to Cornell $3,000,000 in secured convertible debentures dated as of July 28, 2006. The debentures were fully funded on July 28, 2006, are convertible, in whole or in part, at any time from time to time before maturity at the option of the holder at the lesser of (a) $0.20 or (b) 90% of the lowest volume weighted average price of common stock for thirty trading days immediately preceding the conversion date. Beginning on August 1, 2007, and continuing on the first trading day of each calendar month thereafter, the Company shall make mandatory redemptions (“Mandatory Redemption”) consisting of outstanding principal. The principal amount of each Mandatory Redemption shall be equal to $100,000 per calendar month, until all amounts owed under the debentures have been paid in full. These payments will be made in cash. The Company has the option to redeem a portion or all of the amounts outstanding under the debentures prior to the maturity date of the debentures. The debentures have a term of three years, piggy-back registration rights and accrue interest at a rate equal to ten percent (10%) per year. The debentures are secured by certain pledged assets of the Company. The parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed, if required by Cornell, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, and applicable state securities laws.

In connection with the SPA, the Company also issued Cornell the following warrants to purchase shares of common stock:

a)	5,000,000 at $0.11;
b)	10,000,000 at $0.13;
c)	10,000,000 at $0.15; and
d)	5,000,000 at $0.18

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

As of March 31, 2007 and 2006, the Company has $10,175,000 and $9,225,000, respectively outstanding in convertible debentures.

Secured Convertible Debenture . The Company entered into a secured convertible debenture in the principal amount of $9,225,000 dated December 13, 2005 and due December 13, 2008. The debenture carries an interest rate of 10%. The Company has an option to redeem a portion or all amounts outstanding under the amended and restated convertible debenture upon three days advance written notice. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium of twenty percent (20%) of the principal amount being redeemed plus accrued and unpaid interest. The Company may not redeem more than $1,500,000 during any fifteen (15) consecutive trading days.

Under the terms of the convertible debenture so long as any principal amount or interest is owed, the Company cannot, without the prior consent of Cornell (i) issue or sell any common or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder of security interest in any of the Company’s assets or (iv) file any registration statement on Form S-8, except for a registration statement on Form S-8 registering up to 2,000,000 shares of common stock under an Employee Stock Option Plan. Under the terms of the convertible debenture there are a series of events of default, including failure to pay principal and interest when due, the Company’s common stock ceasing to be quoted for trading or listing on the OTCBB and shall not again be quoted or listed for trading within five days trading days of such listing, the Company being in default of any other debentures that the Company has issued to Cornell.

Investor Registration Rights Agreement . On December 13, 2005 the Company entered into an investor registration rights agreement with Cornell. Under the terms of the registration rights agreement the Company was obligated to register on Form SB-2 or any other applicable form the shares of its common stock issuable to Cornell upon conversion of at least 235,000,000 shares of common stock under the $9,225,000 convertible debenture, 1,250,000 shares of common stock issued under the SEDA and 33,000,000 shares of common stock issued upon the exercise of the warrant shares to be issued under the warrant to Cornell. The Company filed with the SEC all reports or other documents required under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended to allow Cornell to take advantage of Rule 144 under the Securities Act of 1933 (as amended).

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

Amended and Restated Security Agreement . The Company entered into an amended security agreement dated December 13, 2005 with Cornell. This agreement amends the agreement entered into on July 15, 2005 between these two parties.

Amended and Restated Pledge and Escrow Agreement . The Company entered into a pledge and escrow agreement dated December 13, 2005 with Cornell, Visioneer Holding Group, Inc. and David Gonzales, Esq., acting as escrow agent. Under the terms of the pledge and escrow agreement, the Company and Visioneer pledged 30,000,000 of their shares of common stock of the Company to secure the Company’s obligations under the convertible debenture issued to Cornell. These shares are being held by David Gonzales, Esq., who is a principal with Cornell. In the event of default under the pledge and escrow agreement, that includes failure of the Company to comply with any of the agreements between themselves and Cornell, the pledged shares can be sold to cover any of the obligations owed by the Company to Cornell under the various financing agreements discussed here. The pledged shares shall be returned to the parties upon payment in full of all amounts owed to Cornell under the convertible debentures.

Warrant. The Company issued a warrant dated December 13, 2005 for 33,000,000 shares of its common stock (subject to adjustment for stock splits, stock dividends and recapitalizations) to Cornell at exercise prices ranging between $.20 and $0.38 per share. The warrant is exercisable until December 13, 2008. Cornell cannot exercise the warrant if doing so would cause it to beneficially own in excess of 4.99% of the total issued and outstanding shares of the Company’s common stock unless the exercise is made within sixty days prior to December 13, 2008. The shares issued upon excise of the warrant have piggyback and demand registration rights set forth in the registration rights agreement described above.

Securities Purchase Agreement. The Company entered into a securities purchase agreement dated December 13, 2005 with Cornell. The securities purchase agreement relates to the $9,225,000 secured convertible debenture described above. In accordance with the securities purchase agreement, the Company agreed to enter into (i) an amended and restated investor registration rights agreement to provide registration rights under the Securities Act of 1933, as amended, for shares of the Company’s common stock that could be issued upon conversion of the amounts owed for principal and interest under the convertible debentures described above, (ii) an amended and restated security agreement to provide a blanket lien against our property as described above, (iii) an amended and restated pledge and escrow agreement under which the Company and Visioneer pledged his shares of the Company’s common stock to Cornell, and (iv) an amended and restated security agreement among the Company and Cornell. Under the securities purchase agreement the Company agreed to preserve an adequate number of shares to effect any right of conversion exercised by Cornell under the warrant and the convertible debenture described above. The Company also agreed to pay Yorkville Advisors Management, LLC, a company affiliated with Cornell Capital, a fee equal to $342,500.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006(UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

Amended and Restated Subsidiary Security Agreement . The Company entered into an amended and restated subsidiary security agreement dated December 13, 2005. The material terms of the amended and restated subsidiary security agreement are the same as the security agreement that the Company executed with Cornell.

The convertible debentures meet the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. The Company has separated the embedded derivative from the hybrid instrument based on a valuation of $5,087,378 as of December 13, 2005, and $1,672,075 as of July 28, 2006 and classified the Embedded Derivative as a current liability with an offsetting debit to debt discount, which will be amortized over the term of the debenture based on the effective interest method.

The embedded derivative does not qualify as a fair value or cash flow hedge under SFAS No. 133. Accordingly, changes in the fair value of the embedded derivative are immediately recognized in earnings and classified as a gain or loss on the embedded derivative financial instrument in the accompanying statements of operations. There was a (loss) of ($352,744) and ($2,059,193) respectively recognized for the three months period ended March 31, 2007 and 2006

The allocation of the proceeds of the convertible debenture to the warrants and the recognition of the embedded derivative resulted in discounts to the convertible debenture of $7,779,174 and $3,000,000, for the $9,225,000 and $3,000,000 convertible debentures, respectively, and is being amortized to par using the effective interest method. The amortization for the three months period ended March 31, 2007 and 2006 amounted to $822,194 and $550,166, respectively.

Upon conversion of the debt to equity, any remaining unamortized discount is charged to interest expense.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

The derivative liability at March 31, 2007 is comprised of the following:

i) The embedded derivative associated with the $9,225,000 convertible debenture at fair value of $3,956,849; ii) the embedded derivative associated with the $3,000,000 convertible debenture at fair value of $1,792,075; iii) 33,000,000 warrants issued in conjunction with the $9,225,000 convertible debenture at fair value of $863,056; and iv) 30,000,000 warrants issued in conjunction with the $3,000,000 convertible debenture at fair value of $1,272,764.

Interest expense on the convertible debentures was $644,657 and $234,490 for the three months period ended March 31, 2007 and 2006. Accrued interest at March 31, 2007 is $1,512,589.

The summary of convertible debentures is as follows at March 31, 2007

$9,225,000 Convertible Debenture, net of discount of
$5,334,386 at 10% interest per annum due December 2008	$3,890,614

$3,000,000 Convertible Debenture, net of discount of
$2,346,645 at 10% interest per annum due July 2009	653,355
4,543,969

Less: Current maturities	(84,253)
Long-term portion	$4,459,716

Maturities over the next three years is as follows:

December 31,
2007	-
2008	7,175,000
2009	3,000,000
$10,175,000

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 SHAREHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 shares authorized of Class A Preferred Stock with a par value of $0.001. These preferred shares entitle the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company, are non-participating, and no dividends can be declared on them.

On July 31, 2006, the Company’s CEO and Visioneer Holdings, Inc. (a company owned 100% by the Company’s CEO) served written notice to the Company of the exercise of the right to exchange all of the 2,000,000 shares of Class A Preferred Stock owned by Visioneer, Inc. into 20,000,000 shares of Common Stock. The right to exchange the shares became effective upon achieving certain milestones contained within the CEO’s employment contract. As a result of the conversion, there are no preferred shares issued and outstanding as of March 31, 2007

Common Stock

The Company has 600,000,000 shares authorized of common stock with a par value of $0.001. As of March 31, 2007 the Company has 132,090,557 shares of common stock issued and outstanding.

January 8, 2007 the Company issued 5,555 shares to an employee in connection with bonus earned. Shares were valued at $445.

January 8, 2007 the Company issued 11,111 shares to an employee in connection with bonus earned. Shares were valued at $890.

January 8, 2007 the Company issued 444,000 shares to a non-related third party in connection to services rendered. Shares were valued at $35,520.

January 30, 2007 the Company issued 1,345,895 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

February 22, 2007 the Company issued 1,492,537 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

March 5, 2007 the Company issued 3,703,704 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $200,000.

March 21, 2007 the Company issued 1,851,852 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $100,000.

March 28, 2007 the Company issued 454,485 shares in connection with bonuses earned by employees. Shares were valued at $36,359.

April 2, 2007 the Company issued 2,500,000 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $135,000.

April 11, 2007 the Company issued 175,000 shares to its directors for services rendered. Shares were valued at $10,500.

April 12, 2007 the Company issued 2,314,815 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $125,000.

April 26, 2007 the Company issued 106,351 shares to an employee as severance. Shares were valued at $5,317.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 SHAREHOLDERS’ EQUITY (CONTINUED)

Stock Options

As of March 31, 2007, the Company has 11,950,000 stock options issued to employees granted and outstanding. Of these options, 2,000,000 were granted in 2007, 735,000 were forfeited in 2007, 2,250,000 were granted in 2006, 3,500,000 were forfeited in 2006.

Balance, January 1, 2007	10,685,000

Granted	2,000,000
Exercised	0
Forfeited	(735,000)

Balance, March 31, 2007	11,950,000

Balance, January 1, 2006	11,935,000

Granted	2,250,000
Exercised	0
Forfeited	(3,500,000)

Balance, December 31, 2006	10,685,000

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 ( UNAUDITED)

NOTE 7 SHAREHOLDERS’ EQUITY (CONTINUED)

Stock Options (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used in the model:

	March 31	March 31
	2007	2006
Dividend yield	0.00%	0.00%
Expected volatility	42.90%	47.00%
Risk free interest rates	3.50%	3.50%
Expected lives (years)	3	3

Options outstanding as of March 31, 2007 are summarized as follows:

	Exercise	Date	Term	Vesting
Number of Options	Price	Issued	Date	Date

1,500,000	$0.36	Nov-04	Dec-07	Dec-04
2,000,000	$0.38	Nov-04	Jun-08	Jun-05
2,500,000	$0.40	Nov-04	Jun-09	Jun-06
750,000	$0.21	Jun-05	Sep-08	Sep-05
100,000	$0.21	Jun-05	Dec-08	Dec-05
1,000,000	$0.22	Jun-05	Dec-08	Dec-05
1,250,000	$0.23	Jun-05	Dec-09	Dec-06
150,000	$0.21	Nov-05	May-09	May-06
150,000	$0.22	Nov-05	Nov-09	Nov-06
150,000	$0.23	Nov-05	May-09	May-07
150,000	$0.24	Nov-05	Nov-10	Nov-07
62,500	$0.20	Jul-06	Jan-10	Jan-07
62,500	$0.21	Jul-06	Jul-10	Jul-07
62,500	$0.22	Jul-06	Jan-11	Jan-08
62,500	$0.23	Jul-06	Jul-11	Jul-08
400,000	$0.07	Mar-07	Sep-10	Sep-07
400,000	$0.08	Mar-07	Mar-11	Mar-08
400,000	$0.10	Mar-07	Mar-12	Mar-09
400,000	$0.12	Mar-07	Mar-13	Mar-10
400,000	$0.15	Mar-07	Mar-14	Mar-11
11,950,000	$0.28

Stock options exerciseable - weighted average price			$0.32

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

The number of stock options that are exercisable as at March 31, 2007 is 9,462,500.

NOTE 7 SHAREHOLDERS’ EQUITY (CONTINUED)

Warrants

The Company granted 33,000,000 warrants to Cornell in connection with the SPA entered into December 13, 2005. The warrants expire December 13, 2008. The Company also granted 30,000,000 warrants to Cornell in connection with the SPA entered into July 28, 2006. These warrants expire July 28, 2009. In addition, the Company issued 2,000,000 warrants for the purpose of trying to raise capital for the Company and 4,100,000 to a consultant of the Company for services rendered. The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term

9,000,000	$0.25	12/13/2005	3 years
4,000,000	$0.20	12/13/2005	3 years
10,000,000	$0.38	12/13/2005	3 years
10,000,000	$0.25	12/13/2005	3 years
1,000,000	$0.4485	1/1/2006	5 years
1,000,000	$0.6728	1/1/2006	5 years
5,000,000	$0.11	7/28/2006	3 years
10,000,000	$0.13	7/28/2006	3 years
10,000,000	$0.15	7/28/2006	3 years
5,000,000	$0.18	7/28/2006	3 years
4,100,000	$0.15	9/26/2006	3 years
69,100,000

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007AND 2006 (UNAUDITED)

NOTE 8 COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings have a materially adverse impact on the Company’s business or on its results of its operations.

Proposed Tax Assessment : 3577996 Canada, Inc. which the Company had acquired substantially all of their assets, is involved in proceedings with the Minister of Revenue of Quebec (“MRQ”). The MRQ has proposed an assessment for the Goods and Services Tax (“GST”) and Quebec Sales Tax (“QST”) of approximately $642,000 (CND $) and penalties of approximately $110,000 (CND $). The proposed tax assessment including penalties is for $322,000 (CND $) for QST and $320,000 (CND $) for GST. In mid to late 2006, the MRQ issued Amended Reassessments after the Company contested.  These amounts were reduced (including penalties) to approximately QST $350,000 (CND $) and GST $308,000 (CND $).  The Company again contested these Amended Reassessments and believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

Wrongful Dismissal : A former employee of a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 (CND $) against the Company for wrongful dismissal. The Company does not believe the claim to be founded and intends to vigorously contest such claim. The parties are in the discovery stages.

Wrongful Dismissal : There is a claim from three individuals in British Columbia in the amount of approximately $147,000 and the issuance of 510,000 shares of common stock for which a letter of demand has been served to the Company. The Company does not believe the claim to be founded and intends to vigorously contest such claim. No court proceedings have been instituted and the Company is presently in discussions with the aforementioned individuals.

Consulting Fee: On April 13, 2005, a lawsuit was filed in the United States District Court, District of New Jersey (Newark) (Case No. 05-2058) by Howard Salamon d/b/a “Salamon Brothers” (as the plaintiff) against the Company. This matter arises out of an alleged agreement between the plaintiff and the Company. The plaintiff is seeking specific performance of the alleged agreement, monetary damages and a declaratory judgment for the payment of a commission allegedly due to the plaintiff in an amount equal to 10% of all funds received by the Company from Cornell. The Company has filed a counterclaim against the plaintiff seeking rescission of the alleged agreement and a refund of $100,000 paid by the Company to the plaintiff. The Company believes that this lawsuit is without merit, that the plaintiff’s claims are unfounded and that the Company has good defenses against the claims asserted by the plaintiff. The Company also believes that it has good claims for the rescission of the alleged agreement and for the refund of the amount paid to the plaintiff and is vigorously defending the case. The parties are in the process of discovery.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31,2007 AND 2006 (UNAUDITED)

NOTE 8 COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings (Continued)

The following claim has been instigated by the Company:

A subsidiary of the Company has instigated a claim against Wal-Mart Canada Corp. on September 23, 2004 in the Ontario Superior Court of Justice in the amount of $5,000,000 for breach of an agreement between the parties. The parties are attempting to settle the matter.

On February 1, 2007 the Company’s subsidiary, Liberty Wireless, Corp. (“Liberty”) filed a lawsuit against Mobile Technology Services, LLC (“MTS”) alleging that MTS had breached a number of provisions of the Mobile Virtual Network Enabler (“MVNE Agreement”) Services Agreement between Liberty and MTS, despite repeated attempts by Liberty requesting that MTS cure all the breaches under the MVNE Agreement. The lawsuit was filed in the U.S. District Court for the Southern District of Florida.

Operating Lease

The Company has several non-cancelable operating leases, primarily for office space and storage that expire through March 31, 2011 These leases require the Company to pay all operating costs such as insurance and maintenance.

Future minimum lease payments under the non-cancelable leases as of March 31, 2007 are:

2007	$198,084
2008	153,000
2009	148,958
2010	84,409
2011	19,027
$603,478

Rent expense for the three months ended March 31, 2007 and 2006 was $81,648 and $69,443, respectively.

Support Agreement

In June 2006, Liberty Wireless and PeopleSupport, Inc. (“PSPT”) entered into a three-year customer support agreement. Under the agreement, PSPT will provide customer management, transcription and captioning, accounts receivable management and additional business process outsourcing services from its centers in the Philippines, Costa Rica and the United States of America, as its strategic provider of customer management support.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 9 RELATED PARTY TRANSACTIONS

The Company paid management fees for the three months ended March 31, 2007 and 2006 to a company owned by a majority shareholder in the amount of $63,501 and $47,137, respectively. As at March 31, 07, there was an amount of $40,000 owing to that entity which was unsecured and non interest bearing.

On July 31, 2006, the Company’s CEO and Visioneer Holdings, Inc. (a company owned 100% by the Company’s CEO) served written notice to the Company of the exercise of the right to exchange all of the 2,000,000 shares of Class A Preferred Stock owned by Visioneer, Inc. into shares of Common Stock. The right to exchange the shares became effective upon achieving certain milestones contained within the CEO’s employment contract.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 10 PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31, 2007, deferred tax assets consist of the following:

Net operating losses	$2,629,000
Amortization of goodwill	(644,000)
Valuation allowance	(1,985,000)
$-

At March 31, 2007, the Company had a net operating loss carryforward in the approximate amount of $6,500,000, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 11 DISCONTINUED OPERATIONS

On January 13, 2006, Retail filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations will no longer be a segment of the Company’s business for the year ending December 31, 2006. Therefore, the Company reclassified as discontinued operations the operating results of this division.

The following represents the comparative operating results of this division for the three months ended March 31, 2007 and 2006 that is reflected as discontinued operations.

	2007	2006
Net revenues	$-	$282,332

Cost of revenues	-	13,299
General, administrative and selling expenses	-	332,672
Write down of assets and liabilities	-	97,712

	-	443,683

Loss before income taxes	-	(161,351)

Provision for income taxes	-	-

Net loss on discontinued operations	$-	$(161,351)

The Company will have available loss carryforwards from the remaining business entities of the retail division that have not declared bankruptcy. The Company’s intention is to apply these losses against future profits from its remaining business operations.

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31 ,2007 AND 2006 (UNAUDITED)

NOTE 11 DISCONTINUED OPERATIONS (CONTINUED)

The cash flow from Discontinued Operations consists of the following:

	2007	2006
Net (loss) from discontinued operations	$-	$(161,351)

Adjustments to reconcile net (loss) to net
cash provided by (used in) operating activities

Writedown of assets and liabilities	-	97,712
Net Change in assets and liabilities	(34,201)	(7,364)

Net Cash provided by (used in) operating activities	(34,201)	(71,003)

Cash flows from investing activities
Acquisition of fixed assets	-	-

Cash provided by (used in) Discontinued Operations	$(34,201)	$(71,003)

Summary of Net Assets Remaining - Retail Division

	2007	2006
Assets

Cash	$1,909	$746
	$1,909	$746

Liabilities

Accrued expenses	$34,889	$63,384
	34,889	63,384

Net Assets ( Liabilities ) Remaining	$(32,980)	$(62,638)

TELEPLUS WORLD, CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31 ,2007 AND 2006 (UNAUDITED )

NOTE 12 SEGMENT INFORMATION

The Company’s reportable operating segments include its wireless segment which was acquired on December 29, 2005, but became effective as of January 1, 2006, as well as its traditional land-line based telecommunication services. The Company also has corporate overhead expenses. The Company’s services are all being provided in North America, considered by the Company to be one geographical location. The segment data presented below details the allocation of sales, cost of sales, gross profit (loss), operating expenses, depreciation, amortization and impairment and other income (expense) on the condensed consolidated statements of operations to these segments. In addition the Company details an allocation of fixed assets and total assets to these segments. The Company has one major supplier of services in both the Wireless and Telecom segments. The supplier is not the same for each segment. The discontinued operations have not been included herein.

Operating segment data for the three months ended March 31, 2007 are as follows:

		Wireless	Telecom
	Corporate	Services	Services	Total
Revenues	$-	$1,503,370	$3,866,859	$5,370,229
Cost of revenues	-	877,393	2,785,317	3,662,710
Gross profit (loss)	-	625,977	1,081,542	1,707,519
Operating expenses	454,345	713,691	659,972	1,828,008
Depreciation and amortization	4,921	37,170	197,048	239,140
Other income (expense)	(1,910,932)	(311)	(7500)	(1,918,744)
Net income (loss)	(2,370,199)	(125,196)	217,022	(2,278,373)
Segment assets	6,149,202	3,017,441	11,889,416	21,056,059
Fixed Assets, net of depreciation	45,033	82,160	600,111	727,304

Operating segment data for the three months ended March 31, 2006 are as follows:

		Wireless	Telecom
	Corporate	Services	Services	Total
Revenues	$-	$2,890,936	3,906,617	$6,797,553
Cost of revenues	-	1,468,919	2,658,344	4,127,263
Gross profit (loss)	-	1,422,017	1,248,273	2,670,290
Operating expenses	681,510	707,832	787,294	2,176,636
Depreciation, amortization and impairment	2,832	28,000	223,728	254,560
Other income (expense)	(2,915,261)	-	-	(2,915,261)
Net income (loss)	(3,599,603)	686,186	237,251	(2,676,166)
Segment assets	6,287,928	3,894,935	12,440,723	22,623,586
Fixed Assets, net of depreciation	37,402	53,821	700,772	791,995

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Teleplus World, Corp.

We have audited the accompanying consolidated balance sheet of Teleplus World Corp. as of December 31, 2006, and the related consolidated statement of operations and comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teleplus World Corp. at December 31, 2006 and the consolidated results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Shared Based Payment”.

PKF
Certified Public Accountants
A Professional Corporation

New York, New York
March 29, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Teleplus Enterprises, Inc.

We have audited the accompanying consolidated balance sheet of Teleplus Enterprises, Inc. as of December 31, 2005 , and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teleplus Enterprises, Inc. as of December 31, 2005, and the consolidated results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, the accompanying consolidated financial statements have been restated.

Toronto, Canada
March 27, 2006 except as to Notes 1, 4,	Mintz & Partners LLP
and 15 which are as of July 31, 2006	Chartered Accountants

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	IN US$
	2006	2005
		(Restated)

ASSETS

Current Assets:
Cash and cash equivalents	$1,145,393	$2,604,915
Accounts receivable, net - trade	1,238,353	1,389,698
Other accounts receivable	222,772	156,029
Income taxes receivable	-	31,130
Inventory	121,255	-
Prepaid expenses and other current assets	435,471	118,016
Assets held from discontinued operations	1,633	1,075,367

Total Current Assets	3,164,877	5,375,155

Fixed assets, net of depreciation	761,379	843,635

Other Assets:
Intangible assets, net	6,721,011	7,435,564
Goodwill	9,721,975	9,358,127
Deferred financing fees, net of amortization	894,348	825,732
Deferred connection charges, net of amortization	171,662	81,295
Deferred income taxes	35,493	35,506

Total Other Assets	17,544,489	17,736,224

TOTAL ASSETS	$21,470,745	$23,955,014

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$5,160,127	$1,955,797
Current portion of accrued acquisition obligations	3,040,297	5,243,758
Current portion of convertible debentures, net of discount	72,033	-
Unearned revenue	796,991	1,265,479
Derivative liability	7,807,739	9,088,287
Liabilities held from discontinued operations	69,456	1,043,344

Total Current Liabilities	16,946,643	18,596,665

Long-term Liabilities:
Convertible debentures, net of discount	3,812,858	1,626,192
Accrued acquisition obligations, net of current portion	2,302,703	6,213,720

Total Long-term Liabilities	6,115,561	7,839,912

Total Liabilities	23,062,204	26,436,577

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
(continued)

	IN US$
	2006	2005
		(Restated)
SHAREHOLDERS' EQUITY (DEFICIT)
Class A Preferred stock, $0.001 Par Value; 10,000,000 shares
authorized and 0 and 2,000,000 shares issued and outstanding	-	2,000
Common stock, $0.001 Par Value; 600,000,000 shares authorized
and 122,782,419 and 86,404,786 shares issued and outstanding	122,782	86,404
Additional paid-in capital	7,487,827	4,097,891
Accumulated deficit	(9,278,046)	(6,579,272)
Accumulated other comprehensive income (loss)	75,978	(88,586)

Total Shareholders' Equity (Deficit)	(1,591,459)	(2,481,563)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$21,470,745	$23,955,014

The accompanying notes are an integral parts of the consolidated financial statements.

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	IN US$
	2006	2005
		(Restated)

CONTINUING OPERATIONS:

OPERATING REVENUES
Revenues	$24,670,346	$8,092,689

OPERATING COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization)	15,551,125	5,409,703
Payroll, professional fees and related expenses	4,247,600	1,630,230
Advertising and marketing expenses	872,529	326,926
Office rent and expenses	299,545	107,206
Other general and administrative expenses	3,231,484	548,212
Depreciation and amortization	990,286	452,417
Total Operating Expenses	25,192,569	8,474,694

OPERATING INCOME (LOSS)	(522,223)	(382,005)

OTHER INCOME (EXPENSE)
Amortization of deferred finance fees	(342,108)	(170,213)
Warrant Expense	(182,419)	-
Amortization of debt discount	(2,747,485)	(180,366)
Interest expense	(2,164,292)	(483,612)
Gain (loss) on derivative liability	3,527,249	(1,309,113)
Total Other Income (Expense)	(1,909,055)	(2,143,304)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,431,278)	(2,525,309)
Provision for Income Taxes	-	-

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,431,278)	(2,525,309)
Net loss from discontinued operations	(267,496)	(2,294,833)

NET INCOME (LOSS)	$(2,698,774)	$(4,820,142)

NET INCOME (LOSS) PER BASIC SHARES
From continuing operations	$(0.03)	$(0.03)
From discontinued operations	$(0.00)	$(0.03)
	$(0.03)	$(0.06)

NET INCOME (LOSS) PER DILUTED SHARES
From continuing operations	$(0.03)	$(0.03)
From discontinued operations	$(0.00)	$(0.03)
	$(0.03)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	98,452,457	78,871,864

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(continued)

	IN US$
	2006	2005
		(Restated)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	296,848,568	162,648,969

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(2,698,774)	$(4,820,142)
Other comprehensive income (loss)
Currency translation adjustments	164,564	(89,014)
Comprehensive income (loss)	$(2,534,210)	$(4,909,156)

The accompanying notes are an integral parts of the consolidated financial statements.

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance January 1, 2005	-	-	68,917,904	$68,917	$2,127,421	$(1,759,130)	$428	$437,636

Shares issued in connection with acquisitions of Telizon and Freedom Phone Lines	-	-	2,045,209	2,045	638,511	-	-	640,556

Shares issued in conversion of convertible debentures, net	-	-	4,966,808	4,967	450,384	-	-	455,351

Shares issued in connection with raising of capital, net	-	-	9,750,865	9,751	695,039	-	-	704,790

Shares issued to directors	-	-	250,000	250	74,250	-	-	74,500

Shares issued in settlement of a lawsuit	-	-	50,000	50	10,950	-	-	11,000

Shares issued for employee compensation	-	-	424,000	424	101,336	-	-	101,760

Shares issued for services rendered	2,000,000	2,000	-	-	-	-	-	2,000

Net loss for the year ended December 31, 2005, as restated	-	-	-	-	-	(4,820,142)	(89,014)	(4,909,156)

Balance December 31, 2005	2,000,000	2,000	86,404,786	86,404	4,097,891	(6,579,272)	(88,586)	(2,481,563)

Shares issued in connection with acquisitions of Cellz, Freedom Phone Lines and Maximo Impact			630,000	630	384,770			385,400

Shares issued in conversion of convertible debentures, net			12,521,678	12,522	2,180,080			2,192,602

Shares issued in connection with raising of capital, net			400,000	400	20,180			20,580

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(continued)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Shares cancelled in connection with raising of capital for 2005			(637,500)	-638	638			-

Shares issued to directors			240,000	240	39,360			39,600

Shares issued in exchange for Class A Preferred Shares	- (2,000,000)	(2,000)	20,000,000	20,000	(18,000)			-

Shares issued for employee compensation			218,337	218	27,765			27,983

Vesting of employee stock options					108,215			108,215

Shares and warrants issued for services rendered			3,005,118	3,005	646,928			649,933

Net loss for the year ended December 31, 2006,						(2,698,774)	164,564	(2,534,209)

Balance December 31, 2006	-	-	122,782,419	122,782	7,487,827	(9,278,046)	75,978	(1,591,459)

The accompanying notes are an integral parts of the consolidated financial statements.

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	IN US$
	2006	2005
		(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) from continuing operations	$(2,431,278)	$(2,525,309)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	247,176	124,173
Accretion of interest expense	1,061,214	-
Amortization of intangible assets	743,110	328,244
Issuance of common shares for compensation	188,808	158,517
Employee compensation for stock options	108,215	-
Amortization of deferred finance fees	342,108	170,213
Warrants issued to raise capital	182,419	-
Amortization of convertible debt discount	2,747,485	180,366
Loss ( Gain ) on derivative liability	(3,527,249)	1,309,113

Changes in assets and liabilities
(Increase) decrease in accounts receivable - trade	152,091	(251,367)
(Increase) decrease in other accounts receivable	(66,744)	45,298
( Increase) decrease in income tax receivable	33,467	(10,791)
(Increase) decrease in inventory	(121,255)	8,390
(Increase) decrease in prepaid expenses and other current assets	(317,456)	100,921
Increase in accounts payable and accrued expenses	3,024,584	139,055
Increase ( decrease) in unearned revenue	(449,010)	160,229
Total adjustments	4,348,963	2,462,361

Net cash provided by (used in) operating activities	1,917,685	(62,948)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of business	(5,253,934)	(6,516,878)
Cash acquired from acquisitions	-	1,517,822
Acquisitions of fixed assets	(144,699)	(126,485)
(Increase) in deferred connection charges	(133,611)	(71,489)

Net cash (used in) investing activities	(5,532,244)	(5,197,030)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from Convertible Debentures ( Net)	2,542,577	-
Proceeds from promissory notes	-	8,149,731
Payments of finance fees	(43,420)	(535,000)

Net cash provided by financing activities	2,499,157	7,614,731

Effect of foreign currency	(29,953)	(38,462)

NET INCREASE ( DECREASE ) IN CASH AND CASH EQUIVALENTS - CONTINUING OPERATIONS	(1,145,355)	2,316,291

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Continued)

	IN US$
	2006	2005
		(Restated)

CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	(314,167)	(12,920)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD - CONTINUING OPERATIONS	2,604,915	301,544
CASH AND CASH EQUIVALENTS - END OF PERIOD - CONTINUING OPERATIONS	$1,145,393	$2,604,915
CASH PAID DURING THE PERIOD FOR:
Interest expense	$11,406	$26,786

The accompanying notes are an integral parts of the consolidated financial statements.

TELEPLUS WORLD CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Continued)

	IN US$
	2006	2005
SUPPLEMENTAL NONCASH INFORMATION:
Conversion of convertible debentures into 12,521,678 (2006) and 4,966,808 (2005) shares of common stock	$1,550,000	$800,000
Issued 400,000 shares of common stock to Cornell Capital Partners in connection with a $ 3,000,000 convertible debt issued July 2006	$64,000	$-
Issued 240,000 (2006) and 250,000 (2005) shares of common stock to directors of Company for services rendered.	$39,600	$74,500
Issued 218,337 (2006) and 424,000 (2005) shares of common stock for employee compensation	$27,983	$101,760
Reduction of Goodwill and accrued acquisition obligations	$844,075	$-
Issued 3,005,118 shares of common stock and 4,100,000 warrants to non - related third parties for services rendered	$649,933	$-
Issued 630,000 (2006) and 2,045,209 (2005) shares of common stock in connection with company acquisitions	$385,400	$640,556
Issued 20,0000,000 shares of common stock in exchange for 2,000,000 Class A preferred shares	$20,000	$-
Cancelled 637,500 shares of common stock in connection with the raising of capital in 2005	$-	$-
Issued 9,750,865 shares of common stock in connection with the raising of capital in 2005	$-	$2,284,791
Issued 50,000 shares of common stock for a settlement of a lawsuit	$-	$11,000
Issued 2,000,000 of Preferred A Shares for services rendered	$-	$2,000

The accompanying notes are an integral parts of the consolidated financial statements.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

Teleplus World, Corp. f/k/a Teleplus Enterprises, Inc. (the “Company”) is a provider of wireless and telecom products and services across North America. The Company’s wholly-owned subsidiaries include TelePlus Connect, Corp., a competitive local exchange carrier (“CLEC”), which provides landline, long distance and Internet services in Canada under the “Telizon”, “Freedom” and “Avenue” brands; and TelePlus Wireless, Corp., which operates a virtual wireless network selling cellular network access to consumers and distributors in the United States.

The Company was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. This company was formed to engage in online marketing and distribution of organic herbal supplements internationally. Terlingua Industries, Ltd. changed its name on January 27, 2000 to HerbalOrganics.com, Inc.

In September 2003, the Company formed a wholly-owned foreign subsidiary, Teleplus Retail Services, Inc. (“Retail”), a Canadian corporation formed under the laws of the province of Quebec. Retail, in October 2003, acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation (“3577996”) relating to 3577996’s TelePlus Consumer Services business.

Immediately following the Company’s acquisition of 3577996, in October 2003, Visioneer Holdings Group, Inc. (“Visioneer”) acquired control of the Company. Visioneer and 3577996 were controlled by the same shareholders.

For accounting purposes, the transaction was treated as an acquisition of Herbalorganics.com, Inc. and a recapitalization of 3577996 with accounting treatment similar to that used in a reverse acquisition. 3577996 emerged as the accounting acquirer and the results of its operations carryover. The Company acquired $11,327 in cash and assumed $700 in liabilities as a result of the transaction. Additionally, the Company changed its name to TelePlus Enterprises, Inc.

Post-reverse merger, the Company is a provider of wireless and telecommunications services in Canada and the United States of America. The Company’s products include prepaid and postpaid wireless, landline, long distance and Internet services. The Company distributes their products through their websites, third party websites, select distributors in Canada and the United States of America, and through a variety of direct marketing initiatives.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

As discussed in Note 4, the Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company on April 1, 2005; 1523813 Ontario Limited (Freedom Phone Lines), a Bell Canada reseller of landline and long distance services on April 15, 2005; Avenue Reconnect, Inc. a reseller of landline and long distance services on June 1, 2005; Telizon, Inc. and 1500536 Ontario, Inc. (One Bill, Inc.), a reseller of landline and long distance service and Internet service provider on July 15, 2005; certain assets of Star Number, Inc., a wholly-owned subsidiary of InPhonic, Inc. related to its Liberty Wireless business on December 29, 2005, effective December 31, 2005; and Maximo Impact, Inc., (“Maximo”) a Cleveland, Ohio based company specializing in marketing and distribution as a Mobile Virtual Network Operator (“MVNO”) in the United States of America on June 21, 2006. As part of this transaction, Maximo launched its own wireless brand called MX Mobile which caters to mass merchandisers, general retailers and c-channel retailers calling on convenience stores and gas stations.

On January 13, 2006, Retail, filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations are no longer a segment of the Company’s business for the year ended December 31, 2006 (see Note 11).

On October 24, 2006, the Company changed its corporate name to Teleplus World, Corp.

As shown in the accompanying financial statements the Company has a working capital deficiency from operations of $13,781,767 as of December 31, 2006 due to accrued acquisition obligations of $3,040,297 that have been classified as current liabilities, as well as $7,807,739 in derivative liability associated with the convertible debenture issued in December 2005 and July 2006. The Company, in July 2006 issued another convertible debenture in the amount of $3,000,000 under a three-year arrangement to assist in the payment of the outstanding acquisition obligations. The Company has discontinued operations of its retail operations which had a negative impact on operating cash flows.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

As stated in Note 15, to the consolidated financial statements, the Company restated its 2005 consolidated financial statements to account for the following transactions:

•
Reclassify its convertible debenture financing with Cornell Capital Partners, LP to fully account for the derivative liability on the conversion feature in accordance with SFAS No. 133, the freestanding warrants issued with the convertible debenture and the accretion of the discount on the convertible debenture; and

•
Reclassify a portion of the goodwill recognized in its acquisitions in 2005 to other tangible and intangible assets, and to recognize depreciation and amortization expense on the other tangible and intangible assets in accordance with SFAS No. 142.

The net effect of these adjustments on the previously issued December 31, 2005 consolidated financial statements was as follows:

•	An increase in the net loss for the year ended December 31, 2005 of ($1,926,854) from ($2,893,288) to a net loss of ($4,820,142),

•	An increase in the accumulated deficit of ($1,926,854) from ($4,652,418) to ($6,579,272) at December 31, 2005; and

•	A decrease in the loss per share of ($0.02) from ($0.04) to ($0.06) for the year ended December 31, 2005.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to goodwill, intangible assets, stock-based compensation, derivative liabilities, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Discontinued Operations

The Company has followed Statement of Financial Accounting Standard No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, the Company recognized as discontinued operations the results from the retail division that has been abandoned. The Company has also written down the assets relating to the retail division to their respective fair values. (See Note 11).

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by the average cost method, or market.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Other intangible assets consist of trade names, with an estimated useful life of 20 years and customer lists, with an estimated useful life of 2 to 8 years, of companies acquired by the Company and are reflected below:

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets (Continued)

	As of December 31, 2006
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net

Amortized Intangible Assets:

Trade Names	$3,760,631	$258,606	$3,502,025
Customer Lists	$4,000,892	$781,906	$3,218,986

Amortization Expense:

For the year ended December 31, 2006		$743,110
For the year ended December 31, 2005		328,244

Estimated Amortization Expense:

For the year ended December 31, 2007		$743,110
For the year ended December 31, 2008		693,110
For the year ended December 31, 2009		693,110
For the year ended December 31, 2010		693,110
For the year ended December 31, 2011 through 2025		3,898,571

Total		$6,721,011

The changes in goodwill is as follows:

Goodwill:

Balance - January 1, 2005	$1,116,243

Increases in goodwill on acquisitions made	9,363,197
Impairment of goodwill	(1,121,313)

Balance - December 31, 2005	9,358,127

Increases in goodwill on acquisitions made	363,848
Impairment of goodwill	-

Balance - December 31, 2006	$9,721,975

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue through the resale of residential and commercial telephone lines. The resale of long distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and recorded as unearned revenue and recognized upon the customer receiving the service.

The Company’s revenue is also generated from the sale of wireless, telephony products and accessories to end-users. The Company recognizes this revenue when the criteria for Staff Accounting Bulletin 101 (and as clarified in Staff Accounting Bulletin 104) is achieved. The criteria are as follows: when persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectibility is probable.

The Company’s suppliers generally warrant the products distributed by the Company and allow returns of defective products, including those that have been returned to the Company by its customers. The Company does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The criteria for allowance provision are determined based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If the Company’s actual collections experience changes, revisions to the allowance may be required. As of December 31, 2006 and 2005, the allowance for doubtful accounts is $38,980 and $59,129 respectively.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency Translation

The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company’s reporting currency is that of the US dollar while its functional currency is that of the Canadian dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). The Company recognized a gain (loss) of $164,564 and ($89,014) for the years ended December 31, 2006 and 2005.

Reclassifications and Restatement

Certain amounts reported for the year ended December 31, 2005 have been reclassified to conform with the presentation for the year ended December 31, 2006. The reclassifications had no effect on net loss for the year ended December 31, 2005. In addition, the Company has restated certain amounts in its consolidated balance sheet and consolidated statements of operations, comprehensive income (loss) and cash flow to correct previously reported amounts. See Note 1 for the effect of these changes.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No, 130, “Reporting Comprehensive Income,” (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income (loss).

Deferred Connection Charges

Deferred connection charges are costs incurred in setting up new commercial telephone lines. The Company amortizes deferred connection charges over five years. The determination of the useful life is based on the average life that the telephone line is provided by the Company. As of December 31, 2006, the deferred connection charges are $171,662. Amortization of the deferred connection charges for the years ended December 31, 2006 and 2005 are $44,426 and $14,546, respectively.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Financing Fees

Deferred financing fees represents fees paid in connection with the issuance of convertible debentures. The fees are being amortized over a period of three years, the life of the financial instrument. As of December 31, 2006, the deferred financing fees are $894,348 Amortization of the deferred finance fees for the years ended December 31, 2006 and 2005 are $342,108 and $170,213, respectively.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents with highly quality financial institutions as determined by the Company’s management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers’ financial condition are performed, guarantees or other collateral may be required, and the Company maintains a broad customer base.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the convertible debentures, fair value approximates the face value of the remaining principle amount of the debentures.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to the amortization of debt discount using the Effective Interest Method.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. These derivative financial instruments are indexed to an aggregate of 189,803,119 shares of the Company’s common stock as of December 31, 2006 and are carried at fair value of $7,807,739.

Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the consolidated statements of operations for the years ended December 31, 2006 and 2005.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are machinery and equipment with estimated useful lives ranging between three and seven years; business software with estimated useful lives ranging between three and ten years; and leasehold improvements with an estimated useful life of five years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Earnings (Loss) Per Share of Common Stock

Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the conversion of debentures, and exercise of stock options and warrants. Common stock equivalents will not be included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2006	2005

Net loss	$(2,698,774)	$(4,820,142)

Weighted-average common shares
Outstanding (Basic)	98,452,457	78,871,864

Weighted-average common stock
Equivalents
Convertible debentures	118,611,111	38,842,105
Stock options	10,685,000	11,935,000
Warrants	69,100,000	33,000,000

Weighted-average common shares
Outstanding (Diluted)	296,848,568	162,648,969

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

If compensation expense for the Company's stock-based compensation plans had been determined consistent with SFAS 123, amended by SFAS 148 (“Accounting for Stock Based Compensation - Transition and Disclosure”), the Company's net loss and net loss per share including pro forma results would have been the amounts indicated below:

December 31,
2005
Net income (loss):
As reported	($4,820,142)
Add: Stock-based employee compensation expense included in reported net loss, net of related tax effects	-
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(163,000)
Pro forma	($4,983,142)
Net income (loss) per share:
As reported:
Basic	$(0.06)
Diluted	($0.06)
Pro forma:
Basic	($0.06)
Diluted	($0.06)

Recent Accounting Pronouncements

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

In March 2006, the FASB issued Statement of Financial Accounting Standard No. 156, “Accounting for Servicing of Financial Assets, an amendment of FSB Statement No. 140” (“SFAS 156”). SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of operations in the period in which the changes occur. SFAS 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on its financial position or results of its operations.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 3- FIXED ASSETS

Fixed assets as of December 31, 2006 and 2005 were as follows:

	Estimated
	Useful Lives (Years)	December 31, 2006	December 31, 2005

Equipment	5	$183,113	$183,174
Furniture and fixtures	7	136,001	92,504
Business software	3-10	838,550	809,664
Computer hardware	5	345,744	299,687
Leasehold improvements	5	25,646	25,653

		1,529,054	1,410,682
Less: accumulated depreciation		767,675	567,047
Fixed assets, net		$761,379	$843,635

There was $202,749 and $124,173 charged to operations for depreciation expense during the years ended December 31, 2006 and 2005 respectively.

NOTE 4- ACQUISITIONS

1523813 Ontario Limited (Freedom Phone Lines)

In April 2005, the Company purchased 100% of the issued and outstanding shares of this Ontario based company. The total purchase price was $910,910. The allocation of the purchase price is presented in the chart below. Goodwill of $731,262 represents the excess of the purchase price over the fair value of the net tangible and other intangible assets acquired. The other intangible assets representing the trade name acquired was determined to have a fair value of $162,950 and was based on a valuation.

The results of operations of 1523813 Ontario Limited have been included in the Company’s consolidated statements of operations since the completion of the acquisition in April 2005.

Avenue Reconnect, Inc.

In June 2005, the Company purchased 100% of the issued and outstanding shares of this Ontario based company. The total purchase price was $641,285. The allocation of the purchase price is presented in the chart below. Goodwill of $530,933 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired .The other intangible assets representing the trade name acquired was determined to have a fair value of $85,765 and was based on a valuation.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 4- ACQUISTIONS (CONTINUED)

Avenue Reconnect, Inc. (Continued)

The results of operations of Avenue Reconnect, Inc. have been included in the Company’s consolidated statements of operations since the completion of the acquisition in June 2005.

Telizon Inc. and 15000536 Ontario Inc. (One Bill, Inc.)

In July 2005, the Company purchased 100% of the issued and outstanding shares of these two Ontario based companies. The total purchase price was $9,391,322. The allocation of the purchase price is presented in the chart below. Goodwill of $1,933,834 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. The other intangible assets of $6,414,820 comprised of the trade name and customer lists acquired were determined to have fair values of $2,512,590 and $3,902,230 respectively. The computer software acquired with an estimated useful life of 10 years was determined to have a fair value of $630,630. Both the intangible assets and computer software fair values were determined based on a valuation.

The results of operations of Telizon, Inc. and 15000536 Ontario, Inc. have been included in the Company’s consolidated statements of operations since the completion of the acquisition in July 2005.

In connection with the 1523813 Ontario Limited, Avenue Reconnect, Inc., and Telizon Inc. and 15000536 Ontario Inc. acquisitions, as of July 28, 2006 the Company has agreed to additional consideration balance of $3,214,000 payable on an earn out basis based upon the achievements of specific operating benchmarks during the 48 month period following the acquisitions.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 4- ACQUISTIONS (CONTINUED)

Liberty Wireless, a division of Star Number, Inc.

On December 29, 2005, the Company acquired certain assets of Liberty Wireless, a division of Star Number, Inc. The total purchase price of these assets was $1,943,571. The allocation of the purchase price is presented in the chart below. Goodwill of $843,571 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. The other intangible assets of $1,100,000 comprised of the trade name and customer lists acquired were determined to have fair values of $1,000,000 and $100,000 respectively.

The results of operations of Liberty Wireless have been included in the Company’s consolidated statements of operations since the completion of the acquisition in January 2006.

Keda Consulting Corp.

On April 1, 2005, the Company acquired Keda Consulting Corp., a North American telecommunications industry management consulting service company specializing in business development, sales and marketing and operations. Keda changed its name to TelePlus Connect Corp. and their management took over the operations of the Company’s prepaid landline and long distance telephone service operations. When the Company acquired Freedom Phone Lines, Avenue Reconnect and Telizon, the acquisition price was adjusted to account for the acquisition of Keda, which was to be paid to the former shareholders of Keda on an earn-out basis. The Company recognized additional goodwill and accrued acquisition obligations for this acquisition.

On July 28, 2006, the Company and the former shareholders of Keda negotiated an agreed purchase price and payment terms. The terms call for 60 equal monthly payments of $60,000 (CDN $) for a total note of $3,600,000 (CDN $) which is converted to $3,214,000 (US $). Goodwill and the accrued acquisition obligations were adjusted at that time.

Maximo Impact, Inc.

On June 21, 2006, the Company acquired Maximo Impact, Inc. The total purchase price of these assets were $30,000. Goodwill of $30,000 represents the excess of the purchase price over the carrying value of the net tangible assets acquired. The purchase price to be paid is up to a maximum of $1,000,000 to be earned on an earn out basis.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 4- ACQUISTIONS (CONTINUED)

	Freedom
	Phone	Avenue	Telizon and	Liberty	Maximo
	Lines	Reconnect	One Bill	Wireless	Impact

Cash	$185,194	$7,784	$617,844	$707,000	$-
Accounts receivables	74,497	13,546	1,262,285	-	-
Prepaid and other current assets	-	15,936	41,285	-	-
Fixed assets	21,640	18,868	739,428	-	-
Other intangible assets	162,950	85,765	6,414,820	1,100,000	-
Goodwill	731,262	530,933	1,933,834	843,571	30,000
Deferred taxes	-	-	33,796	-	-
Accounts payable and
accrued expenses	(220,030)	(31,547)	(1,298,243)	-	-
Unearned revenue	(45,503)	-	(353,727)	(707,000)	-

Net assets acquired
at fair value	$910,010	$641,285	$9,391,322	$1,943,571	$30,000

Total Consideration:

Cash (a) (b)	$582,010	$641,285	$9,391,322	$1,943,571	$30,000
Common stock (c)	328,000	-	-	-	-

	$910,010	$641,285	$9,391,322	$1,943,571	$30,000

(a)	In the One Bill, Inc. acquisition, $4,723,000 of the cash is payable after March 2006

(b)	In the Liberty Wireless acquisition, $500,000 of the cash is payable within one year

(c)	Represents 964,706 shares of the Company's common stock

See Note 14, for the unaudited consolidated statements of operations assuming the acquisitions occurred January 1, 2005.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 5- ACCRUED ACQUISITION OBLIGATIONS

The Company has recorded $5,343,000 in accrued acquisition obligations as of December 31, 2006. Included in this amount is $2,945,292 which is payable on an earn-out basis from 2006 operations based on the achievement of specific benchmarks by the 1523813 Ontario Limited, Avenue Reconnect, Inc., and Telizon Inc. and 15000536 Ontario Inc. acquisitions. During the years ended December 31, 2006 and 2005, the Company paid out $5,253,934 and $6,516,878, respectively of accrued acquisition obligations.

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY

On July 12, 2004, the Company secured an $11,000,000 financing commitment from Cornell. The terms of the transaction called for the Company to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $450,000 payable at closing; $400,000 payable upon the filing of a registration statement and the remaining $150,000 payable upon the registration statement becoming effective, which occurred October 1, 2004.

The convertible debentures were secured by all of the Company’s assets, bearing interest at 5% per annum, repayable on their third anniversary dates of July 12, 2007, September 1, 2007, and October 1, 2007, respectively. The Company had the option of converting the principal amounts and all accrued interest before these maturity dates, and has converted the entire amount to common shares.

As part of the transaction, the Company secured a $10,000,000 Standby Equity Distribution Agreement (“SEDA”). The Company could draw these funds under the SEDA over a 24-month period upon the effective registration. The proceeds of the SEDA were used to finance existing and future acquisitions, capital expenditures, increases in inventory and general working capital. The Company issued 258,098 shares of its common stock in connection with the SEDA as financing costs.

The Company received $8,125,000 under three promissory notes. The Company received the initial promissory note of $2,000,000 in the fourth quarter of 2004; the second promissory note of $500,000 was received in the first quarter of 2005; and a third promissory note of $5,625,000 was received in July 2005. The first and second promissory notes were repaid, and the third promissory note was restructured under a new financing agreement dated December 13, 2005.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

On December 13, 2005, the Company entered into a certain Securities Purchase Agreement (“SPA”) with Cornell Capital Partners (“Cornell”), pursuant to which Cornell was issued $9,225,000 in secured convertible debentures dated December 13, 2005 under the SPA. Under the SPA, the Company and Cornell entered into various agreements as described below. The convertible debentures are convertible in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of $0.275 or ninety-five percent (95%) of the lowest volume weighted price of the common stock for the thirty trading days immediately preceding such conversion date. The convertible debentures which are secured by certain pledged assets of the Company have a term of three (3) years, have piggy-back registration rights and accrue interest at a rate of ten percent (10%) per annum. In connection with the convertible debentures, the Company issued 1,250,000 shares of common stock as financing fees. The amount funded included the restructuring of the third promissory note funded in July 2005 of $5,625,000 plus interest of $225,000 plus an additional funding of $3,375,000.

On July 28, 2006, the Company entered into a certain SPA with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company issued to Cornell $3,000,000 in secured convertible debentures dated as of July 28, 2006. The debentures were fully funded on July 28, 2006, are convertible, in whole or in part, at any time from time to time before maturity at the option of the holder at the lesser of (a) $0.20 or (b) 90% of the lowest volume weighted average price of common stock for thirty trading days immediately preceding the conversion date. Beginning on August 1, 2007, and continuing on the first trading day of each calendar month thereafter, the Company shall make mandatory redemptions (“Mandatory Redemption”) consisting of outstanding principal. The principal amount of each Mandatory Redemption shall be equal to $100,000 per calendar month, until all amounts owed under the debentures have been paid in full. These payments will be made in cash. The Company has the option to redeem a portion or all of the amounts outstanding under the debentures prior to the maturity date of the debentures. The debentures have a term of three years, piggy-back registration rights and accrue interest at a rate equal to ten percent (10%) per year. The debentures are secured by certain pledged assets of the Company. The parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed, if required by Cornell, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, and applicable state securities laws.

In connection with the SPA, the Company also issued Cornell the following warrants to purchase shares of common stock:

a)	5,000,000 at $0.11;

b)	10,000,000 at $0.13;

c)	10,000,000 at $0.15; and

d)	5,000,000 at $0.18

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

As of December 31, 2006 and 2005, the Company has $10,675,000 and $9,225,000, respectively outstanding in convertible debentures.

Secured Convertible Debenture. The Company entered into a secured convertible debenture in the principal amount of $9,225,000 dated December 13, 2005 and due December 13, 2008. The debenture carries an interest rate of 10%. The Company has an option to redeem a portion or all amounts outstanding under the amended and restated convertible debenture upon three days advance written notice. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium of twenty percent (20%) of the principal amount being redeemed plus accrued and unpaid interest. The Company may not redeem more than $1,500,000 during any fifteen (15) consecutive trading days.

Under the terms of the convertible debenture so long as any principal amount or interest is owed, the Company cannot, without the prior consent of Cornell (i) issue or sell any common or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder of security interest in any of the Company’s assets or (iv) file any registration statement on Form S-8, except for a registration statement on Form S-8 registering up to 2,000,000 shares of common stock under an Employee Stock Option Plan. Under the terms of the convertible debenture there are a series of events of default, including failure to pay principal and interest when due, the Company’s common stock ceasing to be quoted for trading or listing on the OTCBB and shall not again be quoted or listed for trading within five days trading days of such listing, the Company being in default of any other debentures that the Company has issued to Cornell.

Investor Registration Rights Agreement. On December 13, 2005 the Company entered into an investor registration rights agreement with Cornell. Under the terms of the registration rights agreement the Company was obligated to register on Form SB-2 or any other applicable form the shares of its common stock issuable to Cornell upon conversion of at least 235,000,000 shares of common stock under the $9,225,000 convertible debenture, 1,250,000 shares of common stock issued under the SEDA and 33,000,000 shares of common stock issued upon the exercise of the warrant shares to be issued under the warrant to Cornell. The Company filed with the SEC all reports or other documents required under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended to allow Cornell to take advantage of Rule 144 under the Securities Act of 1933 (as amended).

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

Amended and Restated Security Agreement. The Company entered into an amended security agreement dated December 13, 2005 with Cornell. This agreement amends the agreement entered into on July 15, 2005 between these two parties.

Amended and Restated Pledge and Escrow Agreement. The Company entered into a pledge and escrow agreement dated December 13, 2005 with Cornell, Visioneer Holding Group, Inc. and David Gonzales, Esq., acting as escrow agent. Under the terms of the pledge and escrow agreement, the Company and Visioneer pledged 30,000,000 of their shares of common stock of the Company to secure the Company’s obligations under the convertible debenture issued to Cornell. These shares are being held by David Gonzales, Esq., who is a principal with Cornell. In the event of default under the pledge and escrow agreement, that includes failure of the Company to comply with any of the agreements between themselves and Cornell, the pledged shares can be sold to cover any of the obligations owed by the Company to Cornell under the various financing agreements discussed here. The pledged shares shall be returned to the parties upon payment in full of all amounts owed to Cornell under the convertible debentures.

Warrant. The Company issued a warrant dated December 13, 2005 for 33,000,000 shares of its common stock (subject to adjustment for stock splits, stock dividends and recapitalizations) to Cornell at exercise prices ranging between $.20 and $0.38 per share. The warrant is exercisable until December 13, 2008. Cornell cannot exercise the warrant if doing so would cause it to beneficially own in excess of 4.99% of the total issued and outstanding shares of the Company’s common stock unless the exercise is made within sixty days prior to December 13, 2008. The shares issued upon excise of the warrant have piggyback and demand registration rights set forth in the registration rights agreement described above.

Securities Purchase Agreement. The Company entered into a securities purchase agreement dated December 13, 2005 with Cornell. The securities purchase agreement relates to the $9,225,000 secured convertible debenture described above. In accordance with the securities purchase agreement, the Company agreed to enter into (i) an amended and restated investor registration rights agreement to provide registration rights under the Securities Act of 1933, as amended, for shares of the Company’s common stock that could be issued upon conversion of the amounts owed for principal and interest under the convertible debentures described above, (ii) an amended and restated security agreement to provide a blanket lien against our property as described above, (iii) an amended and restated pledge and escrow agreement under which the Company and Visioneer pledged his shares of the Company’s common stock to Cornell, and (iv) an amended and restated security agreement among the Company and Cornell. Under the securities purchase agreement the Company agreed to preserve an adequate number of shares to effect any right of conversion exercised by Cornell under the warrant and the convertible debenture described above. The Company also agreed to pay Yorkville Advisors Management, LLC, a company affiliated with Cornell Capital, a fee equal to $342,500.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

Amended and Restated Subsidiary Security Agreement. The Company entered into an amended and restated subsidiary security agreement dated December 13, 2005. The material terms of the amended and restated subsidiary security agreement are the same as the security agreement that the Company executed with Cornell.

The convertible debentures meet the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. The Company has separated the embedded derivative from the hybrid instrument based on a valuation of $5,087,378 as of December 13, 2005, and $1,672,075 as of July 28, 2006 and classified the Embedded Derivative as a current liability with an offsetting debit to debt discount, which will be amortized over the term of the debenture based on the effective interest method.

The embedded derivative does not qualify as a fair value or cash flow hedge under SFAS No. 133. Accordingly, changes in the fair value of the embedded derivative are immediately recognized in earnings and classified as a gain or loss on the embedded derivative financial instrument in the accompanying statements of operations. There was a gain (loss) of $3,527,249 and ($1,309,113), respectively recognized for the years ended December 31, 2006 and 2005.

The fixed freestanding warrants issued in connection with the $9,225,000 and $3,000,000 convertible debentures has been valued at $2,691,796 and $1,327,925 using relative fair values as stipulated in APB 14 based on a Black-Scholes pricing model, respectively. The Black-Scholes pricing model utilized the following assumptions: expected life of 3 years; risk free interest rate of 3.5%; and expected volatility of 75% under the various exercise prices.

The allocation of the proceeds of the convertible debenture to the warrants and the recognition of the embedded derivative resulted in discounts to the convertible debenture of $7,779,174 and $3,000,000, for the $9,225,000 and $3,000,000 convertible debentures, respectively, and is being amortized to par using the effective interest method. The amortization for the years ended December 31, 2006 and 2005 amounted to $2,747,485 and $180,366, respectively.

Upon conversion of the debt to equity, any remaining unamortized discount is charged to interest expense

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

Amended and Restated Subsidiary Security Agreement. The Company entered into an amended and restated subsidiary security agreement dated December 13, 2005. The material terms of the amended and restated subsidiary security agreement are the same as the security agreement that the Company executed with Cornell.

The convertible debentures meet the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. The Company has separated the embedded derivative from the hybrid instrument based on a valuation of $5,087,378 as of December 13, 2005, and $1,672,075 as of July 28, 2006 and classified the Embedded Derivative as a current liability with an offsetting debit to debt discount, which will be amortized over the term of the debenture based on the effective interest method.

The embedded derivative does not qualify as a fair value or cash flow hedge under SFAS No. 133. Accordingly, changes in the fair value of the embedded derivative are immediately recognized in earnings and classified as a gain or loss on the embedded derivative financial instrument in the accompanying statements of operations. There was a gain (loss) of $3,527,249 and ($1,309,113), respectively recognized for the years ended December 31, 2006 and 2005.

The fixed freestanding warrants issued in connection with the $9,225,000 and $3,000,000 convertible debentures has been valued at $2,691,796 and $1,327,925 using relative fair values as stipulated in APB 14 based on a Black-Scholes pricing model, respectively. The Black-Scholes pricing model utilized the following assumptions: expected life of 3 years; risk free interest rate of 3.5%; and expected volatility of 75% under the various exercise prices.

The allocation of the proceeds of the convertible debenture to the warrants and the recognition of the embedded derivative resulted in discounts to the convertible debenture of $7,779,174 and $3,000,000, for the $9,225,000 and $3,000,000 convertible debentures, respectively, and is being amortized to par using the effective interest method. The amortization for the years ended December 31, 2006 and 2005 amounted to $2,747,485 and $180,366, respectively.

Upon conversion of the debt to equity, any remaining unamortized discount is charged to interest expense

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 6- CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITY (CONTINUED)

The derivative liability at December 31, 2006 is comprised of the following:

i) The embedded derivative associated with the $9,225,000 convertible debenture at fair value of $4,232,594; ii) the embedded derivative associated with the $3,000,000 convertible debenture at fair value of $1,792,075; iii) 33,000,000 warrants issued in conjunction with the $9,225,000 convertible debenture at fair value of $709,977; and iv) 30,000,000 warrants issued in conjunction with the $3,000,000 convertible debenture at fair value of $1,073,093.

Interest expense on the convertible debentures was $2,164,292 and $141,455 for the years ended December 31, 2006 and 2005 and interest on the promissory notes for the year ended December 31, 2005 was $331,809. Accrued interest at December 31, 2006 is $1,214,026.

The summary of convertible debentures is as follows at December 31, 2006:

$9,225,000 Convertible Debenture, net of discount of
$5,772,306 at 10% interest per annum due December 2008	$3,452,694

$3,000,000 Convertible Debenture, net of discount of
$2,567,803 at 10% interest per annum due July 2009	432,197

3,884,891

Less: Current maturities	(72,033)

Long-term portion	$3,812,858

Maturities over the next three years is as follows:

December 31,
2007	-
2008	7,675,000
2009	3,000,000

$10,675,000

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7- SHAREHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 shares authorized of Class A Preferred Stock with a par value of $0.001. These preferred shares entitle the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company, are non-participating, and no dividends can be declared on them. The Company has issued 2,000,000 of these shares and as of December 31, 2005 the 2,000,000 shares were issued and outstanding. These shares were issued to an entity owned by a majority shareholder for services rendered during the year ended December 31, 2005.

On July 31, 2006, the Company’s CEO and Visioneer Holdings, Inc. (a company owned 100% by the Company’s CEO) served written notice to the Company of the exercise of the right to exchange all of the 2,000,000 shares of Class A Preferred Stock owned by Visioneer, Inc. into 20,000,000 shares of Common Stock. The right to exchange the shares became effective upon achieving certain milestones contained within the CEO’s employment contract. As a result of the conversion, there are no preferred shares issued and outstanding as of December 31, 2006.

Common Stock

The Company has 600,000,000 shares authorized of common stock with a par value of $0.001. As of December 31, 2006, the Company has 122,782,419 shares of common stock issued and outstanding. On December 19, 2005, the Company increased the authorized stock from 150,000,000 to 600,000,000 shares.

During the year ended December 31, 2006 the Company issued the following shares:

The Company issued 12,521,678 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $1,550,000.

May 12, 2006 the Company cancelled 637,500 shares issued to two third parties in connection with a variety of consulting services to be rendered in November, 2005.

May 17, 2006 the Company issued 150,000 shares of common stock in connection with the acquisition of Freedom Phone Lines as additional consideration. Shares were valued at $39,000.

June 16, 2006 the Company issued 180,000 shares of common stock to directors of the Company for services. Shares were valued at $34,200.

June 16, 2006 the Company issued 280,000 shares of common stock in connection with the acquisition of Cellz which was part of the discontinued operations. Shares were valued at $316,400.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7- SHAREHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

June 16, 2006 the Company issued 57,500 shares of common stock to a non-related third party for services rendered. Shares were valued at $10,925.

July 11, 2006 the Company issued 400,000 shares to Cornell as a fee in connection with the $3,000,000 debenture entered into with Cornell on July 28, 2006.

July 31, 2006 the Company issued 20,000,000 shares of stock to Visioneer Holdings in conversion of the 2,000,000 shares of preferred stock.

August 11, 2006 the Company issued 200,000 shares to Rich Stupansky in connection with the acquisition of Maximo Impact, Corp. Shares were valued at $30,000.

November 3, 2006 the Company issued 208,337 shares in connection to bonuses earned by employees. Shares were valued at $27,083.

November 21, 2006 the Company issued 1,633,333 shares to a non-related third party in connection to services rendered. Shares were valued at $179,666.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

December 7, 2006 the Company issued 535,714 shares to a non-related third party in connection to services rendered. Shares were valued at $48,214.

December 7, 2006 the Company issued 10,000 shares to an employee as compensation. Shares were valued at $900.

December 7, 2006 the Company issued 60,000 shares of common stock to directors of the Company for services. Shares were valued at $5,400.

December 12, 2006 the Company issued 178,571 shares to a non-related third party in connection to services rendered. Shares were valued at $14,285.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7- SHAREHOLDERS’ EQUITY (CONTINUED)

Stock Options

As of December 31, 2006, the Company has 12,685,000 stock options issued to employees granted and outstanding. Of these options, 2,250,000 were granted in 2006, 3,500,000 were forfeited in 2006, 4,517,500 were granted in 2005, 217,500 were forfeited in 2005.

Balance, January 1, 2005	7,635,000

Granted	4,517,500
Exercised	-
Forfeited	(217,500)

Balance, December 31, 2005	11,935,000

Balance, January 1, 2006	11,935,000

Granted	2,250,000
Exercised	-
Forfeited	(3,500,000)

Balance, December 31, 2006	10,685,000

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7- SHAREHOLDERS’ EQUITY (CONTINUED)

Stock Options (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used in the model:

	December 31,	December 31,
	2006	2005
Dividend yield	0.00%	0.00%
Expected volatility	75.00%	47.00%
Risk free interest rates	3.50%	3.50%
Expected lives (years)	3	3

Options outstanding as of December 31, 2006 are summarized as follows:

	Exercise	Date	Term	Vesting
Number of Options	Price	Issued	Date	Date
1,640,000	$0.36	Nov-04	Dec-07	Dec-04
2,000,000	$0.38	Nov-04	Jun-08	Jun-05
150,000	$0.38	Nov-04	Dec-08	Dec-05
2,500,000	$0.40	Nov-04	Jun-09	Jun-06
200,000	$0.40	Nov-04	Jun-10	Jun-07
820,000	$0.21	Jun-05	Sep-08	Sep-05
100,000	$0.21	Jun-05	Dec-08	Dec-05
1,000,000	$0.22	Jun-05	Dec-08	Dec-05
75,000	$0.22	Jun-05	Jun-09	Jun-06
1,250,000	$0.23	Jun-05	Dec-09	Dec-06
100,000	$0.23	Jun-05	Dec-10	Dec-07
150,000	$0.21	Nov-05	May-09	May-06
150,000	$0.22	Nov-05	Nov-09	Nov-06
150,000	$0.23	Nov-05	May-09	May-07
150,000	$0.24	Nov-05	Nov-10	Nov-07
62,500	$0.20	Jul-06	Jan-10	Jan-07
62,500	$0.21	Jul-06	Jul-10	Jul-07
62,500	$0.22	Jul-06	Jan-11	Jan-08
62,500	$0.23	Jul-06	Jul-11	Jul-08
10,685,000	$0.32
Stock options exerciseable - weighted average price	$0.32

The number of stock options that are exercisable as at December 31, 2006 is 9,835.000.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7- SHAREHOLDERS’ EQUITY (CONTINUED)

Warrants

The Company granted 33,000,000 warrants to Cornell in connection with the SPA entered into December 13, 2005. The warrants expire December 13, 2008. The Company also granted 30,000,000 warrants to Cornell in connection with the SPA entered into July 28, 2006. These warrants expire July 28, 2009. In addition, the Company issued 2,000,000 warrants for the purpose of trying to raise capital for the Company and 4,100,000 to a consultant of the Company for services rendered. The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term
9,000,000	$0.25	12/13/2005	3 years
4,000,000	$0.20	12/13/2005	3 years
10,000,000	$0.38	12/13/2005	3 years
10,000,000	$0.25	12/13/2005	3 years
1,000,000	$0.4485	1/1/2006	5 years
1,000,000	$0.6728	1/1/2006	5 years
5,000,000	$0.11	7/28/2006	3 years
10,000,000	$0.13	7/28/2006	3 years
10,000,000	$0.15	7/28/2006	3 years
5,000,000	$0.18	7/28/2006	3 years
4,100,000	$0.15	9/26/2006	3 years
69,100,000

NOTE 8- COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings have a materially adverse impact on the Company’s business or on its results of its operations.

Proposed Tax Assessment: 3577996 Canada, Inc. which the Company had acquired substantially all of their assets, is involved in proceedings with the Minister of Revenue of Quebec (“MRQ”). The MRQ has proposed an assessment for the Goods and Services Tax (“GST”) and Quebec Sales Tax (“QST”) of approximately $474,000 (CND $) and penalties of approximately $168,000 (CND $). The proposed tax assessment including penalties is for $322,000 (CND $) for QST and $320,000 (CND $) for GST. The Company believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 8- COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings (Continued)

It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

Wrongful Dismissal: A former employee of a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 (CND $) against the Company for wrongful dismissal. The Company does not believe the claim to be founded and intends to vigorously contest such claim. The parties are in the discovery stages.

Wrongful Dismissal: There is a claim from three individuals in British Columbia in the amount of approximately $147,000 and the issuance of 510,000 shares of common stock for which a letter of demand has been served to the Company. The Company does not believe the claim to be founded and intends to vigorously contest such claim. No court proceedings have been instituted and the Company is presently in discussions with the aforementioned individuals.

Consulting Fee: On April 13, 2005, a lawsuit was filed in the United States District Court, District of New Jersey (Newark) (Case No. 05-2058) by Howard Salamon d/b/a “Salamon Brothers” (as the plaintiff) against the Company. This matter arises out of an alleged agreement between the plaintiff and the Company. The plaintiff is seeking specific performance of the alleged agreement, monetary damages and a declaratory judgment for the payment of a commission allegedly due to the plaintiff in an amount equal to 10% of all funds received by the Company from Cornell. The Company has filed a counterclaim against the plaintiff seeking rescission of the alleged agreement and a refund of $100,000 paid by the Company to the plaintiff. The Company believes that this lawsuit is without merit, that the plaintiff’s claims are unfounded and that the Company has good defenses against the claims asserted by the plaintiff. The Company also believes that it has good claims for the rescission of the alleged agreement and for the refund of the amount paid to the plaintiff and is vigorously defending the case. The parties are in the process of discovery.

Consulting Fee: On November 30, 2005, a lawsuit was filed in the Superior Court, State of California, County of San Diego (Case No. GIC 857605) by Business Consulting Group Unlimited (“BCGU”) against the Company. The suit arises out of an agreement between BCGU and the Company. BCGU alleges that the Company is in breach of the agreement they entered into, and is seeking damages from the Company for certain tranches of compensation it allegedly earned and was to receive under this agreement. The compensation allegedly earned consist of $250,000 in cash, 1,440,000 shares of the Company’s restricted common stock, and the right to exercise warrants ranging between $0.65 and $1.00 per share. The Company has not granted the warrants to BCGU to purchase additional shares of common stock.

Although the Company believes the case was without merit, and that BCGU’s claim’s are unfounded and that the Company had good defenses against the claims, in an effort to resolve the matter, and without any admission of liability the Company, on January 31, 2007 agreed to a settlement totaling US $40,000. This amount is payable in four (4) equal installments of $10,000 commencing on January 31, 2007 and thereafter on February 28, 2007., March 31, 2007 and April 30, 2007. The Company has proceeded to make the timely payments.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 8- COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings (Continued)

The following claims have been instigated by the Company:

A subsidiary of the Company has instigated a claim against Wal-Mart Canada Corp. on September 23, 2004 in the Ontario Superior Court of Justice in the amount of $5,000,000 for breach of an agreement between the parties. The parties are attempting to settle the matter.

On February 1, 2007 the Company’s subsidiary, Teleplus Wireless, Corp. filed a lawsuit against Mobile Technology Services, LLC (“MTS”) alleging that MTS had breached a number of provisions of the Mobile Virtual Network Enabler (“MVNE Agreement”) Services Agreement between Teleplus Wireless and MTS, despite repeated attempts by Teleplus Wireless requesting that MTS cure all the breaches under the MVNE Agreement. The lawsuit was filed in the U.S. District Court for the Southern District of Florida.

Operating Lease

The Company has several non-cancelable operating leases, primarily for office space and storage that expire through March 31, 2011 These leases require the Company to pay all operating costs such as insurance and maintenance.

Future minimum lease payments under the non-cancelable leases as of December 31, 2006 are:

2007	$267,040
2008	152,221
2009	148,304
2010	76,314
2011	19,023
$662,902

Rent expense for the years ended December 31, 2006 and 2005 was $298,701 and $107,206, respectively.

Support Agreement

In June 2006, Teleplus Wireless and PeopleSupport, Inc. (“PSPT”) entered into a three-year customer support agreement. Under the agreement, PSPT will provide customer management, transcription and captioning, accounts receivable management and additional business process outsourcing services from its centers in the Philippines, Costa Rica and the United States of America, as its strategic provider of customer management support.

Consulting Fee

On November 30, 2005, a lawsuit was filed in the Superior Court, State of California, County of San Diego (Case No. GIC 857605) by Business Consulting Group Unlimited (“BCGU”) against the Company. The suite arises out of an agreement between BCGU and the Company. BCGU alleges that the Company is in breach of the agreement they entered into, and is seeking damages from the Company for certain tranches of compensation it allegedly earned and was to receive under this agreement. The compensation allegedly earned consist of $250,000 in cash, 1,440,000 shares of the Company’s restricted common stock, and the right to exercise warrants ranging between $0.65 and $1.00 per share. The Company has not granted the warrants to BCGU to purchase additional shares of common stock.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 9- RELATED PARTY TRANSACTIONS

In 2005, the Company issued 2,000,000 shares of Class A Preferred Stock for services rendered to a company owned by a majority shareholder.

The Company paid management fees for the years ended December 31, 2006 and 2005 to a company owned by a majority shareholder in the amount of $237,642 and $174,409, respectively.

On July 31, 2006, the Company’s CEO and Visioneer Holdings, Inc. (a company owned 100% by the Company’s CEO) served written notice to the Company of the exercise of the right to exchange all of the 2,000,000 shares of Class A Preferred Stock owned by Visioneer, Inc. into shares of Common Stock. The right to exchange the shares became effective upon achieving certain milestones contained within the CEO’s employment contract.

NOTE 10- PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2006, deferred tax assets consist of the following:

Net operating losses	$2,370,000
Amortization of goodwill	(570,000)
Valuation allowance	(1,800,000)

$-

At December 31, 2006, the Company had a net operating loss carryforward in the approximate amount of $6,000,000, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 10- PROVISION FOR INCOME TAXES (CONTINUED)

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2006 and 2005 is summarized as follows:

	2006	2005
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	0.0	0.0
Valuation allowance	34.0	34.0
	0%	0%

NOTE 11- DISCONTINUED OPERATIONS

On January 13, 2006, Retail filed in Canada a Notice of Intention to Make a Proposal Under the Bankruptcy and Insolvency Act (Canada) (the “Act”). This was done to divest the Company of its retail division. As a result, Retail was deemed to have made an assignment of its assets to its creditors under the Act and discontinued its operations as of February 12, 2006. The retail operations will no longer be a segment of the Company’s business for the year ending December 31, 2006. Therefore, the Company reclassified as discontinued operations the operating results of this division.

The following represents the comparative operating results of this division for the years ended December 31, 2006 and 2005 that is reflected as discontinued operations.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 11- DISCONTINUED OPERATIONS (CONTINUED)

	2006	2005

Net revenues	$290,143	$11,043,352

Cost of revenues	13,667	8,234,701
General, administrative and selling expenses	516,928	4,326,341
Depreciation	-	347,401
Interest expense	-	17,509
Write down of assets and liabilities	27,044	(709,080)
Write down of Goodwill	-	1,121,313

	557,639	13,338,185

Loss before income taxes	(267,496)	(2,294,833)

Provision for income taxes	-	-

Net loss on discontinued operations	$(267,496)	$(2,294,833)

The Company will have available loss carryforwards from the remaining business entities of the retail division that have not declared bankruptcy. The Company’s intention is to apply these losses against future profits from its remaining business operations.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 11- DISCONTINUED OPERATIONS (CONTINUED)

The cash flow from Discontinued Operations consists of the following:

	2006	2005

Net (loss) from discontinued operations	$(267,496)	$(2,294,833)

Adjustments to reconcile net (loss) to net
cash provided by (used in) operating activities

Depreciation and amortization	-	347,401
Writedown of Goodwill	-	1,121,313
Writedown of assets and liabilities	27,044	(709,080)

Net Change in assets and liabilities	(73,715)	1,571,434

Net Cash provided by (used in) operating activities	(314,167)	36,235

Cash flows from investing activities
Acquisition of fixed assets	-	(49,155)

Cash provided by (used in) Discontinued Operations	$(314,167)	$(12,920)

Summary of Net Assets Remaining - Retail Division

	2006	2005

Assets

Cash	$1,633	$279,659
Accounts Receivable	-	596,758
Inventory	-	195,882
Prepaid Expenses	-	3,068
	$1,633	$1,075,367

Liabilities

Accrued expenses	$69,456	$851,897
Accounts payable	-	191,447
	69,456	1,043,344

Net Assets ( Liabilities ) Remaining	$(67,823)	$32,023

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 12- SEGMENT INFORMATION

The Company’s reportable operating segments include its wireless segment which was acquired on December 29, 2005, but became effective as of January 1, 2006, as well as its traditional land-line based telecommunication services. The Company also has corporate overhead expenses. The Company’s services are all being provided in North America, considered by the Company to be one geographical location. The segment data presented below details the allocation of sales, cost of sales, gross profit (loss), operating expenses, depreciation, amortization and impairment and other income (expense) on the consolidated statements of operations to these segments. In addition the Company details an allocation of fixed assets and total assets to these segments. The Company has one major supplier of services in both the Wireless and Telecom segments. The supplier is not the same for each segment. The discontinued operations have not been included herein.

Operating segment data for the year ended December 31, 2006 are as follows:

		Wireless	Telecom
	Corporate	Services	Services	Total
Revenues	$-	$8,766,297	$15,904,049	$24,670,346
Cost of revenues	-	4,616,210	10,934,915	15,551,125
Gross profit (loss)	-	4,150,087	4,969,134	9,119,221
Operating expenses	2,421,665	3,428,185	2,983,727	8,833,577
Depreciation and amortization	15,190	133,273	841,823	990,286
Other income (expense)	(1,724,674)		(1,962)	(1,726,636)
Net income (loss)	(4,161,529)	588,629	1,141,622	(2,431,278)
Segment assets	6,263,628	3,185,714	12,019,770	21,469,112
Fixed Assets, net of depreciation	47,689	93,274	620,416	761,379

The Company only had one operating segment for the year ended December 31, 2005.

NOTE 13- SUBSEQUENT EVENTS

In 2007 the Company has issued 8,393,988 shares of Common stock to Cornell Capital Partners in connection with the conversion of convertible debentures in the amount $500,000.

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 14- UNAUDITED OPERATIONS - 2005

The following table reflects the unaudited proforma condensed consolidated statements of operations for the Company, assuming that all of the acquisitions in 2005 occurred as of January 1, 2005: ( See note 4 )

Twelve Months Ended
December 31,
2005

Revenues	$37,994,541

Operating expenses	37,423,034

Income before other (expense)	571,507

Other (income) expense	2,210,167

Net income before provision for income taxes	(1,638,660)

Provision for income taxes	260,988

Net Income	$(1,899,648)

Net Income per basic shares	$(0.024)

Net Income per diluted shares	$(0.024)

Weighted average number of common shares
outstanding - basic	78,871,864

TELEPLUS WORLD, CORP.
(FORMERLY TELEPLUS ENTERPRISES, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 14- UNAUDITED OPERATIONS - 2005 (CONTINUED)

The unaudited pro forma results of operations for the year ended December 31, 2005, are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisition been consummated on January 1, 2005.

NOTE 15- RESTATED FINANCIAL STATEMENTS

As stated in Note 1, to the consolidated financial statements, the Company has restated its’ consolidated financial statements for the year ended December 31, 2005 to account for the following transactions:

•
Reclassify its convertible debenture financing with Cornell Capital Partners, LP to fully account for the derivative liability on the conversion feature in accordance with SFAS No. 133, the freestanding warrants issued with the convertible debenture and the accretion of the discount on the convertible debenture; and

•
Reclassify a portion of the goodwill recognized in its acquisitions in 2005 to other tangible and intangible assets, and to recognize depreciation and amortization expense on the other tangible and intangible assets in accordance with SFAS No. 142.

The net effect of these adjustments were as follows:

•	An Increase in the net loss for the year ended December 31, 2005 of ($1,926,854) from ($2,893,288) to a net loss of ($4,820,142);

•	An increase in the accumulated deficit of ($1,926,854) from ($4,652,418) to ($6,579,272) at December 31, 2005; and

•	A decrease in the basic and diluted earnings per share of ($0.02) from ($0.04) to ($0.06) for the year ended December 31, 2005.

The increase in the net loss of $1,926,854 is comprised of the following items:

	June	September	December
Summary of Restatement Items:	2005	2005	2005	Total

Amortization of intangible assets	$2,492	$162,876	$162,876	$328,244
Depreciation of computer software	-	16,128	16,128	32,256
Interest expense	-	-	76,875	76,875
Loss on derivative liability	-	-	1,309,113	1,309,113
Amortization of debt discount	-	-	180,366	180,366
	$2,492	$179,004	$1,745,358	$1,926,854

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Teleplus World, Corp. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
•  except the common stock offered by this prospectus;
• in any jurisdiction in which the offer or solicitation is not authorized;

• in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      •  to any person to whom it is unlawful to make the offer or solicitation; or

     • to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
•  there have been no changes in the affairs of Teleplus World, Corp. after the date of this prospectus; or
•   the information contained in this prospectus is correct after the date of  this prospectus.
PROSPECTUS 269,227,027 Shares of common stock TELEPLUS WORLD, CORP. June __, 2007

Until _________, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Teleplus. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Teleplus pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$775.44
Printing and Engraving Expenses	$2,500.00
Accounting Fees and Expenses	$25,000.00
Legal Fees and Expenses	$50,000.00
Miscellaneous	$6,724.56

TOTAL	$85,000.00

Recent Sales Of Unregistered Securities

We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

2004:

In January 2004, we issued 10,000 shares of common stock to an unaffiliated entity in consideration for $10,000.

In February 2004, we issued 25,000 shares of common stock to an unaffiliated entity in consideration for $25,000.

In April 2004, we issued 500,000 shares of common stock to an unaffiliated entity in consideration for $500,000.

On May 14, 2004, we issued 285,000 shares of common stock to the 5 shareholders of Smart Cell following the acquisition of 100% of the issued and outstanding shares of Smart Cell. The value of this transaction was $202,350.

On May 18, 2004, we sold 57,000 shares of common stock in a private placement at $0.10 per share for a total of $5,700.

On June 25, 2004, we issued Cornell Capital Partners 245,193 shares of common stock as a commitment fee under an Equity Distribution Agreement between the Company and Cornell. The value of these shares were $190,000.

On June 25, 2004, we issued a secured convertible debenture to Cornell Capital Partners pursuant to a Securities Purchase Agreement. The amount of the secured convertible debenture was $1,000,000.

On June 25, 2004, we issued Newbridge Securities Corporation 12,905 shares of common stock as a placement agent fee. The value of these shares were $10,000.

In October, 2004, we issued 223,664 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $100,000.

In November, 2004, we issued 839,642 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $300,000.

In December, 2004, we issued 140,000 shares of common stock to the principals of Cellz in connection with the acquisition of Cellz.

In December, 2004, we issued 120,000 shares of common stock to the principals of SmartCell in connection with the acquisition of SmartCell.

In December, 2004, we issued 20,000 shares of common stock to a director of the Company for compensation valued at $2,000.

2005:

In the first quarter of 2005, we issued 2,388,694 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $850,000.

In the second quarter of 2005, we issued 6,275,896 shares of common stock to Cornell Capital in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding. The value of these shares were $1,100,000.

On March 31, 2005, we issued 964,706 shares of common stock to the principals of Freedom in connection with the acquisition of Freedom valued at $328,000.

On April 5, 2005, we issued 50,000 shares of common stock to its directors for director fees valued at $15,500.

On May 12, 2005, we issued 50,000 shares of common stock to Bondy & Schloss LLP as part of a settlement reached by the Company with Ivan Berkowitz, Michael Rosenbaum and BG Holdings, LLC in relation to a failed financing transaction. The transaction was valued at $11,000.

On May 30, 2005, we issued 187,500 shares of common stock to a third party for services rendered. The transaction was valued at $28,125.

On June 10, 2005, we issued 333,333 shares of common stock to a third party for services rendered. The transaction was valued at $130,000.

On July 15, 2005, we issued 2,500,000 shares of common stock to Cornell Capital as a fee under the Standby Equity Distribution Agreement, entered into the same day. These shares were valued at $800,000. On December 19, 2005, half of these shares, 1,250,000, valued at $400,000 were returned to the Company.

On August 19, 2005, we issued 60,000 shares of common stock to directors as director fees. The transaction was valued at $19,800.

On September 2, 2005, we issued 800,503 shares of common stock to a third party as a finders’ fee for the acquisition of Telizon. The transaction was valued at $248,156.

On September 29, 2005, we issued 70,000 shares of common stock to directors as director fees. The transaction was valued at $20,300.

On October 28, 2005, we issued 424,000 shares of common stock to various employees for their bonuses. The transaction was valued at $101,760.

On November 7, 2005, we issued 280,000 shares of common stock to a third party as a finders’ fee for the acquisition of Freedom. The transaction was valued at $84,000.

On November 7, 2005, we issued 280,000 shares of common stock to a third party as a finders’ fee for the acquisition of Avenue Reconnect. The transaction was valued at $64,400.

On November 23, 2005, we issued 850,000 shares of common stock to two third parties payment of a variety of consulting services rendered. The transaction was valued at $187,000.

On December 6, 2005, we issued 70,000 shares of common stock to directors as director fees. The transaction was valued at $18,900.

On July 1, 2005, we issued 2,000,000 shares of Class A Preferred stock to Visioneer Holdings Group, Inc. which is beneficially owed by our CEO & Chairman, Marius Silvasan, for services rendered. The Class A Preferred stock entitles the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company, are non participating and no dividends can be declared on them.

2006:

The Company issued 12,521,678 shares of common stock to Cornell in connection with the conversion of convertible debentures in the amount of $1,550,000.

May 12, 2006 the Company cancelled 637,500 shares issued to two third parties in connection with a variety of consulting services to be rendered in November, 2005. Shares cancelled when issued were valued at $140,250.

May 17, 2006 the Company issued 150,000 shares of common stock in connection with the acquisition of Freedom Phone Lines as additional consideration. Shares were valued at $39,000.

June 16, 2006 the Company issued 180,000 shares of common stock to directors of the Company for services. Shares were valued at $34,200.

June 16, 2006 the Company issued 280,000 shares of common stock in connection with the acquisition of Cellz which was part of the discontinued operations. Shares were valued at $316,400.

June 16, 2006 the Company issued 57,500 shares of common stock to a non-related third party for services rendered. Shares were valued at $10,925.

July 11, 2006 the Company issued 400,000 shares to Cornell as a fee in connection with the $3,000,000 debenture entered into with Cornell on July 28, 2006.

July 31, 2006 the Company issued 20,000,000 shares of stock to Visioneer Holdings in conversion of the 2,000,000 shares of preferred stock.

August 11, 2006 the Company issued 200,000 shares to Rich Stupansky in connection with the acquisition of Maximo Impact, Corp. Shares were valued at $30,000.

November 3, 2006 the Company issued 208,337 shares in connection to bonuses earned by employees. Shares were valued at $27,083.

November 21, 2006 the Company issued 1,633,333 shares to a non-related third party in connection to services rendered. Shares were valued at $179,666.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

November 30, 2006 the Company issued 300,000 shares to a non-related third party in connection to services rendered. Shares were valued at $27,000.

December 7, 2006 the Company issued 535,714 shares to a non-related third party in connection to services rendered. Shares were valued at $48,214.

December 7, 2006 the Company issued 10,000 shares to an employee as compensation. Shares were valued at $900.

December 7, 2006 the Company issued 60,000 shares of common stock to directors of the Company for services. Shares were valued at $5,400.

December 12, 2006 the Company issued 178,571 shares to a non-related third party in connection to services rendered. Shares were valued at $14,285.

Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Teleplus so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Teleplus’ securities.

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION	LOCATION
3.(i).1	Articles of Amendment to the Articles of Incorporation	Incorporated by reference to the Company’s Form 8-K filed on October 22, 2003 as Exhibit 15.2

3.(i).2	Certificate of Correction to Articles of Incorporation	Incorporated by reference to the Company’s Form 10-QSB filed on November 14, 2003 as Exhibit 3.18

3.(i).3	Articles of Incorporation	Incorporated by reference to the Company’s Form 10-SB12G filed on February 13, 2002 as Exhibit 3(i)

3.(i).4	Articles of Amendment to Articles of Incorporation	Incorporated by reference to the Company’s Form 10-SB12G filed on February 13, 2002 as Exhibit 3(i)

3.(ii).1	By-Laws of Teleplus World, Corp.	Incorporated by reference to the Company’s Form 10-SB12G filed on February 13, 2002 as Exhibit 3(i)

5.1	Opinion re: Legality	Included with Amendment No. 2 on Form SB-2 filed on April 21, 2006

10.1	Securities Purchase Agreement, dated December 13, 2005, by between the Company and Cornell	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.2	Form of Secured Convertible Debenture, dated December 13, 2005, issued by the Company to Cornell	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.3	Security Agreement, dated December 13, 2005, by and between the Company	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.4	Investor Registration Rights Agreement, dated December 13, 2005, by and between the Company and Cornell	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.5	Form of Warrant issued to Cornell by the Company dated December 13, 2005	Incorporated by reference to the Company’s Form SB-2 filed on December 15, 2005

10.6	Amended and Restated Pledge and Escrow Agreement by and among Cornell, the Company, Visioneer Holding Group, Inc. and David Gonzalez dated December 13, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.7	Escrow Agreement by and among Cornell, the Company end David Gonzalez dated December 13, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.8	Amended and Restated Subsidiary Security Agreement between Teleplus Connect Corp. and Cornell dated December 13, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

EXHIBIT NO.	DESCRIPTION	LOCATION
10.9	Amended and Restated Subsidiary Security Agreement between Teleplus Retail Services, Inc. and Cornell dated December 13, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.10	Amended and Restated Subsidiary Security Agreement between Teleplus Wireless Corp. and Cornell dated December 13, 2005	Incorporated by reference to the Company’s Form 8-K filed on December 15, 2005

10.11	Asset Purchase Agreement between SNI and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.12	Bill of Sale in respect of the Purchased Assets	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.13	Promissory Note in the amount of US$500,000 issued by Teleplus Wireless in favour of SNI	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.14	General Security Agreement by Teleplus Wireless in favour of SNI	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.15	Guarantee by Teleplus in favour of SNI	Incorporated by reference to the Company’s Form SB-2 filed on January 3, 2006

10.16	Guarantee by InPhonic in favour of Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.17	Mobile Virtual Network Enabler Services Agreement between MTS and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.18	Non-Competition and Non-Solicitation Agreement between among InPhonic, SNI, MTS and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.19	Transition Services Agreement between SNI and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.20	Intellectual Property Assignment between SNI and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.21	Assignment and Assumption Agreement between SNI and Teleplus Wireless	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

10.22	Assignment, Assumption and Consent among Sprint Spectrum LP, Teleplus Wireless and SNI	Incorporated by reference to the Company’s Form 8-K filed on January 3, 2006

23.1	Consent re: Legal Opinion	Included in Exhibit 5.1

23.2	Consent of Auditors	Provided herewith

23.3	Consent of Auditors	Provided herewith

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 25, 2007.

TELEPLUS WORLD, CORP.

Date: June 25, 2007	By:	/s/ Marius Silvasan
Name: Marius Silvasan Title: Chief Executive Officer and Chairman

By:	/s/ Cris M. Neely
Title: Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marius Silvasan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Marius Silvasan Marius Silvasan	Chief Executive Officer and Chairman of the Board of Directors	June 25, 2007

/s/ Cris M. Neely Cris M. Neely	Chief Financial Officer (Principal Financing Officer) and Director	June 25, 2007

/s/ Michael L. Karpheden Michael L. Karpheden	Director	June 25, 2007

/s/ Hakan Wretsell Hakan Wretsell	Director	June 25, 2007

/s/ Gordon Chow Gordon Chow	Director	June 25, 2007

/s/ Nicholas Shamy Nicholas Shamy	Director	June 25, 2007

/s/ Carlos Cardelle Carlos Cardelle	General Counsel and Director	June 25, 2007